Exhibit 4.2

Execution Version

HELIX ENERGY SOLUTIONS GROUP, INC.

4.25% Convertible Senior Notes Due 2022

FIRST SUPPLEMENTAL INDENTURE

Dated as of November 1, 2016

to the

BASE INDENTURE

Dated as of November 1, 2016

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

TRUSTEE

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TABLE OF CONTENTS

(continued)

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Exhibits:

Exhibit A – Form of Global Note

Exhibit B – Form of Certificated Note

Exhibit C – Form of Notice of Redemption

Exhibit D – Notice of Occurrence of Fundamental Change

Exhibit E – Form of Conversion Notice

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 1, 2016 between HELIX ENERGY SOLUTIONS GROUP, INC., a Minnesota corporation ( the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company has entered into an Indenture, dated as of the date hereof (the “Base Indenture”), with the Trustee;

WHEREAS, pursuant to Sections 2.01, 3.01 and 9.01(g) of the Base Indenture, the form and terms of a new series of Securities may at any time be established by a supplemental indenture executed by the Company and the Trustee, without the consent of Holders;

WHEREAS, the Base Indenture, as supplemented by this Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, the Company proposes to create under the Indenture a new series of Securities;

WHEREAS, the Company has requested and hereby requests that the Trustee execute and deliver this Supplemental Indenture and the Company has provided the Trustee with a Board Resolution authorizing the execution of and approving this Supplemental Indenture;

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed; and

WHEREAS, pursuant to Section 9.01 of the Base Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

NOW, THEREFORE, for and in consideration of the agreements and obligations set forth herein and for other good and valuable consideration the sufficiency of which is hereby acknowledged, each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below), as follows:

ARTICLE 1

ESTABLISHMENT OF NEW SERIES

Section 1.01 Establishment of New Series.

(a) There is hereby established a new series of Securities to be issued under the Indenture, designated as the Company’s 4.25% Convertible Senior Notes Due 2022 (the “Notes”)

(b) There are to be authenticated and delivered $125,000,000 principal amount of Notes on the Issue Date, and from time to time thereafter, there may be authenticated and delivered an unlimited principal amount of Additional Notes.

(c) The Notes shall be issued initially in the form of one or more Global Notes in substantially the form attached as Exhibit A hereto. The Depositary with respect to the Notes shall be The Depository Trust Company.

(d) Each Note shall be dated the date of authentication hereof and shall bear interest as provided in paragraph 1 of the form of Global Note attached as Exhibit A hereto.

(e) If and to the extent that the provisions of the Base Indenture are duplicative of, or in contradiction with, the provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern.

ARTICLE 2

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 2.01 Definitions.

All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed to them in the Base Indenture. The following are additional definitions used in the Supplemental Indenture:

“Asset Sale Make-Whole Fundamental Change” means a sale, transfer, lease, conveyance or other disposition of all or substantially all of the consolidated property or assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act.

“Bid Solicitation Agent” means the agent of the Company appointed to obtain quotations for the Notes as set forth under the definition of Trading Price, which such agent shall at no time be an Affiliate of the Company. The Company may, from time to time, change the Bid Solicitation Agent.

“Cash Settlement Period” shall mean, (i) with respect to any Conversion Date occurring on or after the twenty-second (22nd) Business Day immediately preceding the Maturity Date, the twenty (20) consecutive Trading Day period beginning on, and including, the twenty-second (22nd) Business Day immediately preceding the Maturity Date; or (ii) in all other cases, the twenty (20) consecutive Trading Day period beginning on, and including, the third (3rd) Business Day immediately following the relevant Conversion Date.

“Capital Stock” for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

“Certificated Notes” means Notes that are in the form of the Notes attached hereto as Exhibit B.

“Change of Control” shall be deemed to have occurred at such time as:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the Company’s Voting Stock; or

(2) there occurs a sale, transfer, lease, conveyance or other disposition of all or substantially all of the consolidated property or assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act; or

(3) the Company consolidates with, or merges with or into, another Person or any Person consolidates with, or merges with or into, the Company, unless either:

(a) the Persons that “beneficially owned” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such consolidation or merger, “beneficially own,” directly or indirectly, immediately after such consolidation or merger, shares of the surviving or continuing corporation’s Voting Stock representing at least a majority of the total outstanding voting power of all outstanding classes of the Voting Stock of the surviving or continuing corporation in substantially the same proportion as such ownership immediately prior to such consolidation or merger; or

(b) at least ninety percent (90%) of the consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in such consolidation or merger consists of common stock and any associated rights listed and traded on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) (or which will be so listed and traded when issued or exchanged in connection with such consolidation or merger), and, as a result of such consolidation or merger, the Notes become convertible solely into such consideration, subject to the Company’s right to deliver cash in respect of all or a portion of its conversion obligation as described in Section 9.02(a) (such a consolidation or merger that satisfies the conditions set forth in this clause (a)(b), a “Listed Stock Business Combination”); or

(4) the following Persons cease for any reason to constitute a majority of the Board of Directors:

(a) individuals who on the Issue Date constituted the Board of Directors; and

(b) any new directors whose election to the Board of Directors or whose nomination for election by the Company’s shareholders was approved by at least a majority of the directors of the Company then still in office, or by a nominating committee thereof consisting of directors, either who were directors of the Company on the Issue Date or whose election or nomination for election was previously so approved; or

(c) the Company is liquidated or dissolved or the holders of the Company’s Capital Stock approve any plan or proposal for the liquidation or dissolution of the Company.

Solely for purposes of clause (4) above, the phrase “or any committee thereof authorized to act for it hereunder” in the definition of “Board of Directors” shall be disregarded.

“Close of Business” means 5:00 p.m. (New York City time).

“Closing Sale Price” on any date means the per share price of the referenced security on such date, determined (i) on the basis of the closing per share sale price (or if no closing per share sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date on the principal U.S. national or regional securities exchange on which the referenced security is listed; or (ii) if the referenced security is not listed on a U.S. national or regional securities exchange, as reported by Pink OTC Markets Inc. or a similar organization; provided, however, that in the absence of any such report or quotation, the closing sale price shall be the price determined by a nationally recognized independent investment banking firm retained by us for such purpose as most accurately reflecting the per share price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord in an arms-length transaction, for a share of the referenced security.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” means the common stock, no par value, of the Company existing on the date of the Indenture or any other shares of Capital Stock of the Company into which such Common Stock shall be reclassified or changed, including, subject to Section 9.12 below, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving Person, the common stock of such surviving corporation.

“Common Stock Change Make-Whole Fundamental Change” means any transaction or series of related transactions (other than a Listed Stock Business Combination), in connection with which (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, asset sale, lease of assets or otherwise) all of the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive other securities, other property, assets or cash.

“Company Notice” means a notice to Holders delivered pursuant to Section 4.07.

“Conversion Date” with respect to a Note means the date on which a Holder satisfies all the requirements for such conversion specified in Section 9.02(a).

“Conversion Notice” means the “Conversion Notice” attached to the Form of Note attached hereto as Exhibit E.

“Conversion Price” as of any date means $1,000 divided by the Conversion Rate as of such date.

“Conversion Rate” shall initially be 71.9748 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as provided in Article 9.

“Conversion Value” means, as of any Trading Day in the Security Measurement Period, the product of the Closing Sale Price of the Common Stock and the Conversion Rate per $1,000 principal amount of Notes in effect on such Trading Day.

“Conversion Trigger Price” means, as of any date of determination, the dollar amount derived by multiplying the Conversion Price in effect on such date by 130%.

“Daily Conversion Value” shall mean, for each of the twenty (20) consecutive Trading Days in the Cash Settlement Period, one twentieth (1/20th) of the product of (i) the Conversion Rate in effect on such Trading Day and (ii) the Volume-Weighted Average Price per share of Common Stock on such Trading Day.

“Daily Settlement Amount” for each of the twenty (20) consecutive Trading Days in the Cash Settlement Period, shall consist of (x) cash equal to the lesser of (i) the Specified Cash Amount, divided by twenty (20) (such quotient being referred to as the “Daily Measurement Value”) and (ii) the Daily Conversion Value for such Trading Day; and (y) to the extent the Daily Conversion Value for such Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Volume-Weighted Average Price of the Common Stock on such Trading Day.

“Default” means any event that is, or after notice or passage of time, would be, an Event of Default.

“Ex-Dividend Date” means (i) when used with respect to any issuance or distribution, means the first date on which the shares of Common Stock trade the regular way on the relevant exchange or in the relevant market from which the Closing Sale Price of the Common Stock was obtained without the right to receive such issuance or distribution from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, (ii) when used with respect to any subdivision or combination of Common Stock, means the first date on which the shares of Common Stock trade the regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective and (iii) when used with respect to any tender offer or exchange offer means the first date on which the shares of Common Stock trade the regular way on such exchange or in such market after the expiration time of such tender offer or exchange offer (as it may be amended or extended). For purposes of determining the Ex-Dividend Date with respect to an issuance or distribution under this Supplemental Indenture, unless it has knowledge to the contrary, the Company may conclusively assume (and such assumption shall be binding upon the Holders) that purchases and sales of the relevant security with respect to which such issuance or distribution is being made will settle based on the customary settlement cycle for purchases or sales of such security.

“Fair Market Value” or “fair market value” means the amount that a willing buyer would pay a willing seller in an arm’s-length transaction.

“Fundamental Change” means either a Change of Control or a Termination of Trading.

“Global Note” means a permanent Global Note in the form of the Note attached hereto as Exhibit A, and that is deposited with and registered in the name of the Depositary.

“Holder” or “Securityholder” means a person in whose name a Note is registered on the Registrar’s books.

“Indenture” shall have the meaning stated in the Recitals, as amended or supplemented from time to time in accordance with the terms thereof, including the provisions of the TIA that are deemed to be a part thereof.

“Interest” means interest payable on each Note pursuant to Section 1 of the Notes.

“Interest Payment Date” means May 1 and November 1 of each year, commencing May 1, 2017.

“Interest Record Date” means April 15 and October 15 of each year.

“Issue Date” of any Note means the date on which the Note was originally issued or deemed issued as set forth on the face of the Note.

“Make-Whole Fundamental Change” means an Asset Sale Make-Whole Fundamental Change or a Common Stock Change Make-Whole Fundamental Change.

“Make-Whole Premium” means, in respect of any Notes called for a Conversion Price Trigger Redemption, the amount equal to the present value of the remaining scheduled payments of Interest that would have been made on such Notes to be redeemed had such Notes remained outstanding from the relevant Redemption Date to the Stated Maturity (excluding interest accrued to, but excluding, such Redemption Date, which shall otherwise be payable pursuant to clause (ii) of the definition of Conversion Price Trigger Redemption Price set forth in Section 4.01), with such present value of the remaining Interest payments computed using a discount rate per annum equal to the Reference Discount Rate plus 50 basis points.

“Market Disruption Event” means (i) a failure by the primary United States national or regional securities exchange or market on which shares of Common Stock or the relevant securities are listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for shares of Common Stock or the relevant securities for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in shares of Common Stock (or the relevant securities) or in any options, contracts or future contracts relating to shares of Common Stock (or the relevant securities).

“Notes” means any of the Company’s 4.25% Convertible Senior Notes due 2022, as amended or supplemented from time to time, issued under the Indenture.

“NYSE” means The New York Stock Exchange, Inc.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President or Senior Vice President, the Treasurer, the Controller, the Chief Accounting Officer, the Secretary or any Assistant Secretary of the Company.

“Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Redemption Date” means the date specified in a notice of redemption on which the Notes may be redeemed in accordance with the terms of the Notes and the Indenture.

“Reference Discount Rate” means, in respect of any Make-Whole Premium, the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date for the relevant Conversion Price Trigger Redemption to the Maturity Date; provided, however, that if the period from such Redemption Date to the Maturity Date is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used. Any such Reference Discount Rate shall be obtained by the Company.

“Register” and “Registrar” with respect to the Notes, refer to and have the meanings of, “Security Register” and “Security Registrar” respectively, in the Base Indenture.

“Scheduled Trading Day” means, with respect to the referenced security, a day that is scheduled to be a Trading Day on the primary United States national securities exchange or market on which the referenced security is listed or admitted for trading. If the referenced security is not so listed or admitted for trading, “Scheduled Trading Day” shall mean any Business Day.

“SEC” means the Securities and Exchange Commission.

“Securityholder” or “Holder” means a person in whose name a Note is registered on the Registrar’s books.

“Stated Maturity”, when used with respect to any Note, means May 1, 2022.

“Subsidiary” means any person of which at least a majority of the outstanding Voting Stock shall at the time directly or indirectly be owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

“Termination of Trading” shall be deemed to occur if shares of Common Stock (or other common stock into which the Notes are then convertible (subject to the Company’s right to deliver cash in respect of all or a portion of its conversion obligation as described in Section 10.02(a))) are not listed for trading on the NYSE, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

“TIA” means the Trust Indenture Act of 1939 as in effect on the date of the Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

“Trading Day” means, with respect to the referenced security, a day during which (i) trading in the referenced security generally occurs and (ii) a Market Disruption Event has not occurred; provided that if the referenced security is not listed for trading or quotation on or by any exchange, bureau or other organization, “Trading Day” shall mean any Business Day.

“Trading Price” means, as of any Trading Day, the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5.0 million principal amount of Notes at approximately 3:30 p.m., New York City time, on such Trading Day from three independent nationally recognized securities dealers the Company selects; provided that if the Bid Solicitation Agent can reasonably obtain only two such bids, then the average of such two bids shall instead be used, and if the Bid Solicitation Agent can reasonably obtain only one such bid, then such single bid shall be used; and provided, further, that if, on any Trading Day, (i) the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5.0 million principal amount of the Notes from an independent nationally recognized securities dealer or (ii) in the reasonable, good faith judgment of the Board of Directors, the bid quotation or quotations that the Bid Solicitation Agent has obtained are not indicative of the secondary market value of the Notes, then the Trading Price per $1,000 principal amount of the Notes shall be deemed to be equal: (1) the applicable Conversion Rate of the Notes as of the determination date multiplied by (2) the average Closing Sale Price of the Common Stock on the five Trading Days ending on the determination date.

“Treasury regulations” means the U.S. Treasury Department regulations, including temporary regulations, promulgated under the Code, as those regulations may be amended from time to time. Any reference herein to a specific section of the Treasury regulations shall include any corresponding provisions of succeeding, similar, substitute, proposed or final Treasury regulations.

“Trustee” means the party named as the “Trustee” in the preamble of the Indenture unless and until a successor replaces it pursuant to the applicable provisions of the Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

“Volume-Weighted Average Price” per share of Common Stock on any Trading Day means such price as displayed on Bloomberg (or any successor service) page HLX.UQ <equity> AQR in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day, or, if such price is not available, the market value per share of Common Stock on such Trading Day as determined by a nationally recognized investment banking firm retained for this purpose by the Company.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

Section 2.02 Other Definitions.

Term:	Defined in Section:
“Applicable Price”	9.15(d)
“Bankruptcy Law”	7.01(h)
“cash”	4.01
“Clause A Distribution”	9.06(c)
“Clause B Distribution”	9.06(c)
“Clause C Distribution”	9.06(c)
“Conversion Agent”	3.03
“Conversion Price Trigger Redemption”	4.01
“Conversion Price Trigger Redemption Price”	4.01
“Depositary”	3.01(b)
“Distributed Assets”	9.06(c)
“DTC”	2.01(b)
“Effective Date”	9.15(a)
“Event of Default”	7.01
“Full Physical Settlement”	9.02(c)
“Full Physical Settlement Election”	9.02(c)
“Fundamental Change Repurchase Date”	4.07(a)
“Fundamental Change Repurchase Notice”	4.07(b)
“Fundamental Change Repurchase Price”	4.07(a)
“Fundamental Change Repurchase Right”	4.07(a)
“Make-Whole Applicable Increase”	9.15(b)
“Make-Whole Conversion Period”	9.15(a)
“Maximum Conversion Rate”	9.15(b)(v)
“Merger Event”	9.12
“Net Share Settlement”	9.02(b)
“Net Share Settlement Election”	9.02(b)
“Notice of Default”	7.01(i)
“Reference Property”	9.12
“Repurchase Upon Fundamental Change”	4.07(a)
“Security Measurement Period”	9.01(b)(ii)
“Specified Cash Amount”	9.02(a)
“Spin-Off”	9.06(c)
“Successor Person”	6.01(a)
“Trading Price Condition”	9.01(b)(ii)
“Trigger Event”	9.06(c)

Section 2.03 Incorporation by Reference of Trust Indenture Act. Whenever the Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of the Indenture. The following TIA terms used in the Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Notes.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means the Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company.

All other TIA terms used in the Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rules have the meanings assigned to them by such definitions.

Section 2.04 Rules of Construction. Unless the context otherwise requires:

(1)	a term has the meaning assigned to it;

(2)	an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(3)	“or” is not exclusive;

(4)	“including” means including, without limitation;

(5)	the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(6)	words in the singular include the plural, and words in the plural include the singular; and

(7)	references to Sections, Articles and Exhibits are to references to Sections, Articles and Exhibits of this Supplemental Indenture.

ARTICLE 3

THE NOTES

Section 3.01 Form and Dating.

(a) Certificate of Authentication. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibits A and B, which are a part of the Indenture.

(b) Global Notes in General. All of the Notes shall be issued initially in the form of one or more Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company (“DTC”) (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided.

Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, repurchases and conversions.

Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 3.05 of the Base Indenture, and shall be made on the records of the Trustee and the Depositary.

(c) Book-Entry Provisions. This Section 3.01(c) shall apply only to Global Notes deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 3.01(c), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depositary or a nominee thereof, (b) shall be delivered by the Trustee to the Depositary or held by the Trustee pursuant to the Depositary’s instructions and (c) shall be substantially in the form of Exhibit A attached hereto.

(d) Certificated Notes. Notes not issued as interests in the Global Notes shall be issued in certificated form substantially in the form of Exhibit B attached hereto.

Section 3.02 Execution and Authentication. The Notes shall be executed and signed on behalf of the Company in accordance with Section 3.03 of the Base Indenture.

The Trustee shall authenticate and deliver the Notes for original issue in an aggregate principal amount of up to $125,000,000 upon one or more Company Orders without any further action by the Company (other than as contemplated in Section 3.05 of the Base Indenture). The aggregate principal amount of the Notes due at the Stated Maturity thereof outstanding at any time may not exceed the amount set forth in the foregoing sentence.

The Notes shall be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple of $1,000.

The Company may, without the consent of the Holders, reopen the Indenture and issue additional Notes with the same terms and with the same CUSIP number as the Notes in an unlimited aggregate principal amount, provided that no such additional Notes may be issued unless they are fungible for United States Federal income tax purposes. The Notes and any such additional Notes would be treated as a single class for all purposes under the Indenture and would vote together as one class on all matters with respect to the Notes.

Section 3.03 Conversion Agent. The Company shall maintain an office or agency where Notes may be presented for conversion (“Conversion Agent”).

The Company shall enter into an appropriate agency agreement with any Conversion Agent. The agreement shall implement the provisions of the Indenture that relate to such agent. The Company shall promptly notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.07 of the Base Indenture. The Company or any Subsidiary or an Affiliate of either of them may act as Conversion Agent.

The Company initially appoints the Trustee as Conversion Agent in connection with the Notes.

Section 3.04 Debt Tax Treatment. The Company, and each Holder and beneficial owner of a Note, agree to treat the Notes as indebtedness for U.S. federal income tax purposes.

ARTICLE 4

REDEMPTION AND REPURCHASES

Section 4.01 Company’s Right to Redeem; Notices to Trustee. Prior to November 1, 2019, the Notes shall not be redeemable at the Company’s option. On or after November 1, 2019, the Company, at its option, may redeem (a “Conversion Price Trigger Redemption”) the Notes for U.S. legal tender (“cash”) at any time, in whole or in part, if the Closing Sale Price of the Common Stock has been at least 130% of the Conversion Price then in effect on (x) the Trading Day immediately preceding the date on which the Company provides a notice of redemption under Section 4.03 and (y) for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date on which the Company provides a notice of redemption in accordance with Section 4.03. The redemption price for each $1,000 principal amount of Notes to be redeemed (the “Conversion Price Trigger Redemption Price”) shall be payable in cash and shall be equal to the sum of (i) 100% of the principal amount of the Notes to be redeemed, plus (ii) accrued and unpaid interest, if any, to, but excluding, the Redemption Date, plus (iii) the Make-Whole Premium. The Company must make these Make-Whole Premium payments on all Notes called for redemption prior to the Maturity Date, including Notes subject to redemption that are converted after the date the Company delivered a notice of redemption.

If the Redemption Date occurs after an Interest Record Date and on or prior to the immediately succeeding Interest Payment Date (i) accrued and unpaid interest shall be paid on such Interest Payment Date to the record holder on the relevant Interest Record Date, (ii) the Conversion Trigger Redemption Price will not include any accrued and unpaid interest, and (iii) the Make-Whole Premium shall equal the present value of all remaining scheduled payments of interest on such Notes, starting with the next Interest Payment Date for which interest has not been provided for (but otherwise calculated as described in the definition of Make-Whole Premium). The Trustee shall have no duty to determine or calculate the Make-Whole Premium, which shall be determined by the Company in accordance with the provisions of the Indenture, and the Trustee shall not be under any responsibility to determine the correctness of any such determination and/or calculation and may conclusively rely on the correctness thereof.

The Company shall pay the Make-Whole Premium on all Notes called for any Conversion Price Trigger Redemption on or after November 1, 2019.

If the Company elects to redeem Notes pursuant to this Section 4.01, it shall notify the Trustee in writing of such election together with the Redemption Date, the Conversion Rate, the principal amount of Notes to be redeemed and the Conversion Trigger Redemption Price. Notwithstanding the foregoing, the Company may not redeem the Notes if it has failed to pay any Interest on the Notes when due and such failure is continuing.

The Company shall give the notice to the Trustee provided for in this Section 4.01 by a Company Order, at least 30 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

Section 4.02 Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Notes to be redeemed by lot, on a pro rata basis or by another method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange or quotation association on which the Notes are then traded or quoted). The Trustee may select for redemption portions of the principal amount of Notes that have denominations larger than $1,000.

Notes and portions of Notes that the Trustee selects shall be in principal amounts of $1,000 or an integral multiple of $1,000. Provisions of the Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly (but in any case within 7 days of the Company Order referred to in Section 4.01) of the Notes or portions of the Notes selected to be redeemed and, in the case of any Notes selected for partial redemption, the method it has chosen for the selection of the Note.

Following a notice of redemption, Notes and portions of Notes are convertible, pursuant to Section 9.01(a)(ii), by the Holder until the close of business on the Business Day prior to the Redemption Date. If any Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed (so far as may be) to be the portion selected for redemption. Notes that have been converted during a selection of Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

Section 4.03 Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption (substantially in the form of Exhibit C) by first-class mail, postage prepaid, to each Holder of Notes to be redeemed.

The notice shall identify the Notes to be redeemed and shall state (along with any other information the Company wishes to include):

(1)	the Redemption Date;

(2)	the Conversion Price Trigger Redemption Price;

(3)	the Conversion Rate;

(4)	the name and address of the Paying Agent and Conversion Agent;

(5)	that Notes may be converted at any time before the close of business on the Business Day prior to the Redemption Date;

(6)	that Notes called for redemption and not converted shall be redeemed on the Redemption Date;

(7)	that Holders who want to convert their Notes must satisfy the requirements set forth in the Notes;

(8)	that Notes called for redemption must be surrendered to the Paying Agent (by effecting book entry transfer of the Notes or delivering Certificated Notes, together with necessary endorsements, as the case may be) to collect the Conversion Price Trigger Redemption Price;

(9)	if fewer than all of the outstanding Notes are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Notes to be redeemed;

(10)	that, unless the Company defaults in making payment of such Conversion Price Trigger Redemption Price and Interest, the Notes called for redemption shall cease to accrue from and after the Redemption Date; and

(11)	the “CUSIP”, “ISIN” or other similar number(s), as the case may be, of the Notes being redeemed.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense, provided that the Company makes such request at least seven Business Days (or such shorter period as may be satisfactory to the Trustee) prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 4.03.

Section 4.04 Effect of Notice of Redemption. Once notice of redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Conversion Price Trigger Redemption Price stated in the notice except for Notes that are converted in accordance with the terms of the Indenture. Upon surrender to the Paying Agent, such Notes shall be paid at the Conversion Price Trigger Redemption Price stated in the notice and from and after the Redemption Date (unless the Company shall default in the payment of the Conversion Price Trigger Redemption Price) such Notes shall cease to bear Interest, and the rights of the Holders therein shall terminate (other than the right to receive the Conversion Price Trigger Redemption Price).

Section 4.05 Deposit of Conversion Price Trigger Redemption Price. Prior to 10:00 a.m. (New York City time), on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Conversion Price Trigger Redemption Price of all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption that on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Notes pursuant to Article 9. If such money is then held by the Company or a Subsidiary or an Affiliate of either in trust and is not required for such purpose it shall be discharged from such trust.

Section 4.06 Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall, without charge, authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unredeemed portion of the Note surrendered.

Section 4.07 Repurchase of Notes at Option of the Holder Upon a Fundamental Change.

(a) If a Fundamental Change occurs, each Holder shall have the right (the “Fundamental Change Repurchase Right”), at such Holder’s option, to require the Company to repurchase (a “Repurchase Upon Fundamental Change”) all of such Holder’s Notes (or portions thereof that are integral multiples of $1,000 in principal amount), on a date selected by the Company (the “Fundamental Change Repurchase Date”), which shall be no later than 35 days, nor earlier than 20 days, after the date the Fundamental Change Repurchase Notice is mailed in accordance with Section 4.07(b), at a price, payable in cash, equal to 100% of the principal amount of the Notes (or portions thereof) to be so repurchased, plus accrued and unpaid Interest, if any, to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), upon:

(i) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Repurchase Notice, no later than the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, of a Company Notice, in the form set forth in the Notes or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:

(A) the certificate number(s) of the Notes that the Holder will deliver to be repurchased, if such Notes are Certificated Notes;

(B) the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(C) that such principal amount of Notes are to be repurchased pursuant to the terms and conditions specified in this Section 4.07; and

(ii) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Repurchase Notice, at any time after the delivery of such Company Notice, of such Notes (together with all necessary endorsements) with respect to which the Fundamental Change Repurchase Right is being exercised;

provided, however, that if such Fundamental Change Repurchase Date is after a Record Date for the payment of an installment of Interest and on or before the related Interest Payment Date, then the full amount of accrued and unpaid Interest, to, but excluding, such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of record of such Notes at the close of business on such Record Date (without any surrender of such Notes by such Holder), and the Fundamental Change Repurchase Price shall not include any accrued but unpaid Interest.

If such Notes are held in book-entry form through the Depositary, the delivery of any Company Notice, Fundamental Change Repurchase Notice or notice of withdrawal pursuant to Section 4.07(b)(x) shall comply with applicable procedures of the Depositary.

Upon such delivery of Notes to the Company (if it is acting as its own Paying Agent) or such Paying Agent, such Holder shall be entitled to receive, upon request, from the Company or such Paying Agent, as the case may be, a nontransferable receipt of deposit evidencing such delivery.

Notwithstanding anything herein to the contrary, any Holder that has delivered the Company Notice contemplated by this Section 4.07(a) to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Repurchase Notice shall have the right to withdraw such Company Notice by delivery, at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (or, if there shall be a Default in the payment of the Fundamental Change Repurchase, at any time during which such Default is continuing), of a written notice of withdrawal to the Company (if acting as its own Paying Agent) or the Paying Agent, which notice shall contain the information specified in Section 4.07(b)(x).

The Paying Agent shall promptly notify the Company of the receipt by it of any Company Notice or written notice of withdrawal thereof.

(b) Within 20 Business Days after the occurrence of a Fundamental Change, the Company shall mail, or cause to be mailed, to all Holders at their addresses shown in the register of the Registrar, and to beneficial owners as required by applicable law, a notice, substantially in the form of Exhibit D, (the “Fundamental Change Repurchase Notice”) of the occurrence of such Fundamental Change and the Fundamental Change Repurchase Right arising as a result thereof. The Company shall deliver a copy of the Fundamental Change Repurchase Notice to the Trustee and shall publicly release, through a reputable national newswire service, such Fundamental Change Repurchase Notice. Each Fundamental Change Repurchase Notice shall state:

(i) the events causing the Fundamental Change;

(ii) the date of such Fundamental Change;

(iii) the Fundamental Change Repurchase Date;

(iv) the last date on which the Fundamental Change Repurchase Right may be exercised, which shall be the Business Day immediately preceding the Fundamental Change Repurchase Date;

(v) the Fundamental Change Repurchase Price;

(vi) the names and addresses of the Paying Agent and the Conversion Agent;

(vii) the procedures that a Holder must follow to exercise the Fundamental Change Repurchase Right;

(viii) that the Fundamental Change Repurchase Price for any Note as to which a Company Notice has been given and not withdrawn will be paid as promptly as practicable, but in no event after the later of such Fundamental Change Repurchase Date and the time of book-entry transfer or delivery of the Note (together with all necessary endorsements); provided, however, that if such Fundamental Change Repurchase Date is after a Record Date for the payment of an installment of Interest and on or before the related Interest Payment Date, then the accrued and unpaid Interest, if any, to, but excluding, such Interest Payment Date will be paid on such Interest Payment Date to the Holder of record of such Note at the close of business on such Record Date (without any surrender of such Notes by such Holder) and the Fundamental Change Repurchase Price shall not include any accrued and unpaid Interest;

(ix) that, except as otherwise provided herein with respect to a Fundamental Change Repurchase Date that is after a Record Date for the payment of an installment of Interest and on or before the related Interest Payment Date, on and after such Fundamental Change Repurchase Date (unless there shall be a Default in the payment of the Fundamental Change Repurchase Price), Interest on Notes subject to Repurchase Upon Fundamental Change will cease to accrue, and all rights of the Holders of such Notes shall terminate, other than the right to receive, in accordance herewith, the Fundamental Change Repurchase Price;

(x) that a Holder will be entitled to withdraw its election in the Company Notice prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, or such longer period as may be required by law, by means of a letter or telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth (I) the name of such Holder, (II) a statement that such Holder is withdrawing its election to have Notes purchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change, (III) the certificate number(s) of such Notes to be so withdrawn, if such Notes are Certificated Notes, (IV) the principal amount of the Notes of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and (V) the principal amount, if any, of the Notes of such Holder that remain subject to the Company Notice delivered by such Holder in accordance with this Section 4.07, which amount must be $1,000 or an integral multiple thereof; provided, however, that if there shall be a Default in the payment of the Fundamental Change Repurchase Price, a Holder shall be entitled to withdraw its election in the Company Notice at any time during which such Default is continuing;

(xi) the Conversion Rate and any adjustments to the Conversion Rate that will result from such Fundamental Change;

(xii) that Notes with respect to which a Company Notice is given by a Holder may be converted pursuant to Article 9 only if such Company Notice has been withdrawn in accordance with this Section 4.07; and

(xiii) the CUSIP number or numbers, as the case may be, of the Notes.

At the Company’s request, upon prior notice reasonably acceptable to the Trustee, the Trustee shall mail such Fundamental Change Repurchase Notice in the Company’s name and at the Company’s expense; provided, however, that the form and content of such Fundamental Change Repurchase Notice shall be prepared by the Company.

No failure of the Company to give a Fundamental Change Repurchase Notice shall limit any Holder’s right pursuant hereto to exercise a Fundamental Change Repurchase Right.

(c) Subject to the provisions of this Section 4.07, the Company shall pay, or cause to be paid, the Fundamental Change Repurchase Price with respect to each Note as to which the Fundamental Change Repurchase Right shall have been exercised to the Holder thereof as promptly as practicable, but in no event later than the later of the Fundamental Change Repurchase Date and the time of book-entry transfer or when such Note is surrendered to the Paying Agent; provided, however, that if such Fundamental Change Repurchase Date is after a Record Date for the payment of an installment of Interest and on or before the related Interest Payment Date, then the accrued and unpaid Interest, if any, to, but excluding, such Interest Payment Date will be paid on such Interest Payment Date to the Holder of record of such Note at the close of business on such Record Date and the Fundamental Change Repurchase Price shall not include any accrued and unpaid Interest.

(d) The Company shall, in accordance with Section 4.05, deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 4.10) money, in funds immediately available on the Fundamental Change Repurchase Date, sufficient to pay the Fundamental Change Repurchase Price upon Repurchase Upon Fundamental Change for all of the Notes that are to be repurchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

(e) Once the Fundamental Change Notice and the Purchase Notice have been duly given in accordance with this Section 4.07, the Notes to be repurchased pursuant to a Repurchase Upon Fundamental Change shall, on the Fundamental Change Repurchase Date, become due and payable in accordance herewith, and, on and after such date (unless there shall be a Default in the payment of the Fundamental Change Repurchase Price), except as otherwise provided herein with respect to a Fundamental Change Repurchase Date that is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, such Notes shall cease to bear interest (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Paying Agent), and all rights of the relevant Holders of such Notes shall terminate, other than the right to receive, in accordance herewith, such consideration and any other applicable rights under those sections set forth in Section 3.01 of the Base Indenture.

(f) Notes with respect to which a Company Notice has been duly delivered in accordance with this Section 4.07 may be converted pursuant to Article 9 only if such Company Notice has been withdrawn in accordance with this Section 4.07.

(g) If any Note shall not be paid upon book-entry transfer or surrender thereof for Repurchase Upon Fundamental Change, the principal of, and accrued and unpaid Interest on, such Note shall, until paid, bear Interest, payable in cash, at the rate borne by such Note on the principal amount of such Note, and such Note shall be convertible pursuant to Article 9 if any Company Notice with respect to such Note is withdrawn pursuant to this Section 4.07.

(h) Any Note that is to be submitted for Repurchase Upon Fundamental Change only in part shall be delivered pursuant to this Section 4.07 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing, with a medallion guarantee), and the Company shall promptly execute, and the Trustee shall promptly authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Note not duly submitted for Repurchase Upon Fundamental Change.

(i) Notwithstanding anything herein to the contrary, except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price, there shall be no purchase of any Notes pursuant to this Section 4.07 on a Fundamental Change Repurchase Date if, on such date, the principal amount of the Notes shall have been accelerated in accordance with the Indenture and such acceleration shall not have been rescinded on or prior to such date in accordance with the Indenture. The Paying Agent will promptly return to the respective Holders thereof any Notes held by it during the continuance of such an acceleration.

(j) In connection with any Repurchase Upon Fundamental Change, the Company shall, to the extent applicable (i) comply with all applicable tender offer rules under the Exchange Act, including Rule 13e-4 and Regulation 14E thereunder, and with all other applicable laws; (ii) file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws; and (iii) otherwise comply with all applicable United States federal and state securities laws in connection with any offer by the Company to purchase the Notes.

Section 4.08 Effect of Fundamental Change Repurchase Notice.

(a) Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice specified in Section 4.07, the Holder of the Note in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified in Section 3.09(b)) thereafter be entitled solely to receive Fundamental Change Repurchase Price with respect to such Note whether or not the Note is, in fact, properly delivered. Such Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of funds and/or securities by the Paying Agent, promptly following the later of (x) the Business Day following the Fundamental Change Repurchase Date with respect to such Note (provided the conditions in Section 4.07 have been satisfied) and (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 4.07. Notes in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted pursuant to and to the extent permitted by Article 9 hereof on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn as specified in Section 4.09(b).

(b) A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Fundamental Change Repurchase Notice at any time, if received by the Paying Agent prior to the close of business on the Fundamental Change Repurchase Date, specifying:

(i) the name of the Holder,

(ii) a statement that the Holder is withdrawing all or a portion of its election with respect to the original Fundamental Change Repurchase Notice,

(iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice and that has been or shall be delivered for purchase by the Company,

(iv) if Certificated Notes have been issued, the certificate number, if any, of the Note in respect of which such notice of withdrawal is being submitted (or, if Certificated Notes have not been issued, that such withdrawal notice shall comply with the appropriate Depositary procedures), and

(v) the principal amount of the Note with respect to which such notice of withdrawal is being submitted.

Section 4.09 Deposit of Fundamental Change Repurchase Price. Prior to 10:00 a.m. (local time in New York City) on the Business Day following the Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 10.03 of the Base Indenture) an amount of cash in immediately available funds sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Notes or portions thereof that are to be purchased as of the Fundamental Change Repurchase Date.

Section 4.10 Notes Purchased in Part. Any Certificated Note that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

Section 4.11 Covenant to Comply with Securities Laws upon Purchase of Notes. When complying with the provisions of Section 4.07 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) and any other applicable tender offer rules under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Section 4.07 to be exercised in the time and in the manner specified in Section 4.07.

Section 4.12 Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed as provided in Section 12 of the Notes, together with interest, if any, thereon (subject to the provisions of Section 6.06 of the Base Indenture), held by them for the payment of the Fundamental Change Repurchase Price.

ARTICLE 5

COVENANTS

Section 5.01 Payment of Notes. The Company shall make all payments in respect of the Notes on the dates and in the manner provided in the Notes or pursuant to the Indenture. Any amounts of cash in immediately available funds or shares of Common Stock to be given to the Trustee or Paying Agent shall be deposited with the Trustee or Paying Agent by 10:00 a.m., New York City time, by the Company. The principal amount of, and Interest on the Notes, and the Conversion Price Trigger Redemption Price and the Fundamental Change Repurchase Price shall be considered paid on the applicable date due if on such date (which, in the case of a Fundamental Change Repurchase Price, shall be on the Business Day immediately following the Fundamental Change Repurchase Date) the Trustee or the Paying Agent holds, in accordance with the Indenture, cash or securities, if permitted hereunder, sufficient to pay all such amounts then due.

Section 5.02 Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency of the Conversion Agent where Notes may be surrendered for conversion. The Corporate Trust Office of the Trustee, located in New York City, New York, shall initially be such office or agency for the aforesaid purpose.

ARTICLE 6

SUCCESSOR PERSON

Section 6.01 When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into any other Person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, unless:

(a) the resulting, surviving or transferee person (the “Successor Person”) and, if any resulting Conversion Obligation relates to Public Acquirer Common Stock that is not issued by such Successor Person, such public acquirer, will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Person (if not the Company) and the public acquirer, as applicable, will expressly assume, by indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company or such Successor Person including the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual payment of the Fundamental Change Repurchase Price with respect to all Notes repurchased on each Fundamental Change Repurchase Date, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture and the Notes to be performed by the Company and fully and unconditionally guarantee all of the obligations of the Company or such Successor Person under the Notes and the Indenture;

(b) immediately after giving effect to such transaction (and treating any indebtedness that becomes an obligation of the Successor Person as a result of such transaction as having been incurred by such Successor Person as the time of such transaction), no Default shall have occurred and be continuing;

(c) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 6 and that all conditions precedent herein provided relating to such transaction have been satisfied; and

(d) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such transaction and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the transaction had not occurred.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Successor Person formed by such consolidation or into which the Company is merged or the Successor Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease and obligations the Company may have under a supplemental indenture, the Company shall be discharged from all obligations and covenants under the Indenture and the Notes. The Company, the Trustee and the Successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such Successor Person and such discharge and release of the Company.

ARTICLE 7

DEFAULTS AND REMEDIES

Section 7.01 Events of Default. So long as any Notes are outstanding, each of the following shall be an “Event of Default”:

(a) following the exercise by the Holder of the right to convert a Note in accordance with Article 9 hereof, the Company fails to comply with its obligations to deliver the cash or shares of Common Stock, if any, required to be delivered, as further described in Section 9.02(a) below, within three Business Days of the relevant Conversion Date or three Business Days after the applicable Cash Settlement Period, as such term is described in Section 9.02(a) below, and such failure continues for a period of five days or more;

(b) the Company defaults in its obligation to provide timely notice of a Fundamental Change to the Trustee and each Holder as required under Section 4.07(b);

(c) the Company defaults in its obligation to redeem any Note, or any portion thereof, called for redemption by the Company pursuant to and in accordance with Section 4.01 hereof;

(d) the Company defaults in the payment of the principal amount of any Note when due at maturity, redemption, upon repurchase or otherwise (including, without limitation, upon the exercise by a Holder of its right to require the Company to repurchase such Notes pursuant to and in accordance with Section 4.07 hereof);

(e) the Company defaults in the payment of any Interest when due and payable, and continuance of such default for a period of 30 days;

(f) the Company fails to perform or observe any term, covenant or warranty or agreement in the Notes or the Indenture (other than those referred to in clause (a) through clause (e) above) and such failure continues for 90 days after receipt by the Company of a Notice of Default;

(g) a failure to pay when due at maturity or a default, event of default or other similar condition or event (however described) that results in the acceleration of maturity of indebtedness for borrowed money of the Company or any Subsidiary (other than indebtedness that is non-recourse to the Company or any Subsidiary) in an aggregate principal amount of $25 million or more, unless the acceleration is rescinded, stayed or annulled within 30 days after receipt by the Company of a Notice of Default;

(h) the entry by a court having jurisdiction in the premise of (i) a decree or order for relief in respect of the Company or any of Subsidiary, in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law (any “Bankruptcy Law”) or (ii) a decree or order adjudging the Company or any Subsidiary, a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary, under any applicable Bankruptcy Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order described in clause (i) or (ii) above is unstayed and in effect for a period of 60 consecutive days; and

(i) the commencement by the Company or any Subsidiary, of a voluntary case or proceeding under any applicable Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or (ii) the consent by the Company, to the entry of a decree or order for relief in respect of the Company or any Subsidiary, in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or (iii) the filing by the Company, of a petition or answer or consent seeking reorganization or relief under any applicable Bankruptcy Law, or (iv) the consent by the Company to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or (v) the making by the Company or any Subsidiary, of a general assignment for the benefit of creditors, or the admission by the Company or any Subsidiary, in writing of its inability to pay its debts generally as they become due.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

For the avoidance of doubt, clauses (f) and (g) above shall not constitute an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding notify the Company and the Trustee, of such default and the Company does not cure such default (and such default is not waived) within the time specified in clauses (f) and (g) above after actual receipt of such notice. Any such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”

Section 7.02 Acceleration. If an Event of Default (other than an Event of Default specified in Section 7.01(h) or Section 7.01(i)) occurs and is continuing (the Event of Default not having been cured or waived), the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding by notice to the Company and the Trustee, may declare the principal amount of the Notes and any accrued and unpaid Interest on all the Notes to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately. If an Event of Default specified in Section 7.01(h) or Section 7.01(i) occurs and is continuing, the principal amount of the Notes and any accrued and unpaid Interest on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences, and thereby waive the Events of Default giving rise to such acceleration, if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the principal amount of the Notes and any accrued and unpaid Interest that have become due solely as a result of acceleration. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

Section 7.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount of the Notes and any accrued and unpaid Interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture.

The Trustee may maintain a proceeding even if the Trustee does not possess any of the Notes or does not produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

ARTICLE 8

AMENDMENTS

Section 8.01 Without Consent of Holders. The Company and the Trustee may modify or amend the Indenture or the Notes without the consent of any Securityholder to:

(a) comply with Section 9.12;

(b) add guarantees with respect to the Notes;

(c) remove any guarantee added to the Notes pursuant to clause (b) above, unless such guarantee is required pursuant to Section 6.01(a);

(d) add to the covenants of the Company for the benefit of the Holders;

(e) surrender any right or power herein conferred upon the Company;

(f) provide for conversion rights of Holders if any reclassification or change of the Common Stock or any consolidation, merger or sale of all or substantially all of the Company’s assets occurs;

(g) provide for the assumption by a Successor Person of the Company’s obligations to the Holders in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article 6 hereof;

(h) provide for uncertificated Notes in addition to or in place of Certificated Notes; provided, however, that uncertificated Notes are issued in registered form for U.S. Federal income tax purposes;

(i) change the Conversion Rate in accordance with the Indenture; provided, however, that any increase in the Conversion Rate other than pursuant to Article 9 shall not adversely affect the interests of the Holders (after taking into account U.S. federal income tax and other consequences of such increase);

(j) comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

(k) cure any ambiguity or to correct or supplement any provision herein that may be inconsistent with any other provision herein or that is otherwise defective; provided, however, that any such change or modification does not, in the good faith opinion of the Board of Directors (as evidenced by a Board Resolution) and the Trustee, adversely affect the interests of the Holders in any material respect;

(l) add or modify any other provisions herein with respect to matters or questions arising hereunder that the Company and the Trustee may deem necessary or desirable and that, in the good faith opinion of the Board of Directors (as evidenced by a Board Resolution) and the Trustee, shall not adversely affect the interests of the Holders in any material respect;

(m) establish the form of Notes if issued in definitive form (substantially in the form of Exhibit B); or

(n) evidence and provide for the acceptance of the appointment under the Indenture of a successor Trustee in accordance with the terms of the Indenture

Section 8.02 With Consent of Holders. Except as provided below in this Section 8.02 and in Section 8.01, the Indenture or the Notes may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of the Indenture or the Notes may be waived, in each case with the written consent of the Holders of at least a majority of the principal amount of the Notes at the time outstanding.

Without the written consent or the affirmative vote of each Holder affected thereby, an amendment, supplement or waiver under this Section 8.02 may not:

(a) reduce the principal amount of or change the maturity of any Note, or the payment date of any installment of Interest payable on any Note;

(b) reduce the Conversion Price Trigger Redemption Price or Fundamental Change Repurchase Price of, any Note or change the time at which or circumstances under which the Notes may be redeemed or repurchased;

(c) change the currency of payment of such Notes or Interest, Conversion Price Trigger Redemption Price or Fundamental Change Repurchase Price thereon;

(d) alter the manner of calculation or rate of accrual of Interest or extend the time for payment of any such amount or the Conversion Price Trigger Redemption Price or Fundamental Change Repurchase Price of any Note;

(e) impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to, or conversion of, any Note;

(f) adversely affect the repurchase option of the Holders as provided in Article 4 or the right of the Holders to convert any Note as provided in Article 9, except as otherwise permitted pursuant to Article 6 or Section 9.12 hereof;

(g) modify the redemption provisions of Article 4 in a manner adverse to the Holders;

(h) change the Company’s obligation to maintain an office or agency in the places and for the purposes specified in the Indenture;

(i) modify any of the provisions of this Section, or reduce the percentage of the aggregate principal amount of outstanding Notes required to amend, modify or supplement the Indenture or the Notes or waive an Event of Default, except to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of each Holder affected thereby; or

(j) reduce the percentage of the aggregate principal amount of the outstanding Notes the consent of whose Holders is required for any such supplemental indenture entered into in accordance with this Section 8.02 or the consent of whose Holders is required for any waiver provided for in the Indenture.

It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 8.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

ARTICLE 9

CONVERSIONS

Section 9.01 Conversion Privilege.

(a) Subject to the provisions of Section 4.07 and Section 9.02, the Notes shall be convertible (i) prior to the close of business on the Business Day immediately preceding February 1, 2022, upon satisfaction of one or more of the conditions described in Section 9.01(b), (ii) at any time prior to the close of business on the Business Day immediately preceding the Redemption Date, if the Company has called the Notes for redemption pursuant to Article 4 hereof, even if the Notes are not otherwise convertible at that time; and (iii) at any time from, and including, February 1, 2022 to, and including, the Business Day immediately preceding the Maturity Date, irrespective of the conditions described in Section 9.01(b), in each case, into cash, shares of Common Stock, or a combination thereof, as described in Section 9.02, in accordance with this Article 9.

(b) (i) Prior to the close of business on the Business Day immediately preceding February 1, 2022, Holders may surrender their Notes for conversion during any calendar quarter after the calendar quarter ending December 31, 2016 (and only during such calendar quarter), if the Closing Sale Price of the Common Stock for each of twenty (20) or more Trading Days (whether or not consecutive) in a period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter exceeds the Conversion Trigger Price in effect on the last Trading Day of the immediately preceding calendar quarter. The Board of Directors will make appropriate adjustments to the Closing Sale Price of the Common Stock, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, during the thirty (30) consecutive Trading Day period described in the preceding sentence. The Company shall determine at the beginning of each calendar quarter commencing after December 31, 2016 whether the Notes may be surrendered for conversion in accordance with this Section 9.01(b)(i) and shall notify the Conversion Agent and the Trustee within ten (10) Business Days of the first day of such calendar quarter if the Notes become convertible in accordance with this Section 9.01(b)(i).

(ii) Prior to the close of business on the Business Day immediately preceding February 1, 2022, Holders may surrender their Notes for conversion during the five (5) consecutive Business Days immediately after any five (5) consecutive Trading Day period (the “Security Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder in accordance with the procedures set forth in this Section 9.01(b)(ii), for each Trading Day in such Security Measurement Period was equal to or less than 97% of the Conversion Value of the Notes on such Trading Day (the “Trading Price Condition”). The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this Section 9.01(b)(ii) and the definition of Trading Price set forth in the Indenture. The Company shall provide written notice to the Bid Solicitation Agent of the three independent nationally recognized securities dealers selected by the Company pursuant to the definition of Trading Price, along with appropriate contact information for each. The Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Notes in accordance with this Section 9.01(b)(ii) unless requested by the Company, and the Company shall have no obligation to make such request unless a Holder of at least $1.0 million aggregate principal amount of Notes then outstanding provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be equal to or less than 97% of the Conversion Value of the Notes. Promptly after receiving such evidence, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price of the Notes beginning on the next Trading Day and on each of the next five Trading Days until the Trading Price Condition is no longer satisfied. If the Company does not so instruct the Bid Solicitation Agent to obtain bids when required pursuant to this Section 9.01(b)(ii), the Trading Price per $1,000 principal amount of the Notes shall be deemed to be equal to 97% of the Conversion Value of the Notes on each Trading Day that the Company fails to do so. If, at any time after the Trading Price Condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than 97% of the Conversion Value, the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee).

(iii) Prior to the close of business on the Business Day immediately preceding February 1, 2022, if a Fundamental Change or a Make-Whole Fundamental Change occurs, then a Holder may surrender its Notes for conversion at any time during the period that begins on, and includes, the thirtieth (30th) Business Day before the date the Company originally announces as the anticipated effective date of the transaction and ends on, and includes, the thirtieth (30th) Business Day after the actual effective date of the transaction. In addition, if the transaction is a Make-Whole Fundamental Change, then the Notes may also be surrendered for conversion at any time during the Make-Whole Conversion Period, and if the transaction is a Fundamental Change, then the Notes may also be surrendered for repurchase at any time until, and including, the Fundamental Change Repurchase Date for such Fundamental Change. The Company shall notify Holders and the Trustee (a) as promptly as practicable following the date the Company publicly announces such transaction but in no event less than thirty (30) Business Days prior to the anticipated effective date of such transaction or (b) if the Company does not have knowledge of such transaction at least thirty (30) Business Days prior to the anticipated effective date of such transaction, within one (1) Business Day of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction, but in no event later than the actual effective date of such transaction.

(iv) Prior to the close of business on the Business Day immediately preceding February 1, 2022, if the Company elects to:

(A) distribute to all or substantially all holders of Common Stock any rights, options or warrants entitling them, for a period of not more than sixty (60) days after the record date of such distribution, to purchase or subscribe for shares of Common Stock at a price per share less than the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; or

(B) distribute to all or substantially all holders of Common Stock the Company’s assets, debt securities or rights to purchase the Company’s securities, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Closing Sale Price of the Common Stock on the Trading Day preceding the date of announcement of such distribution, then, in each case, the Company shall mail to Holders and the Trustee written notice at least thirty (30) Business Days before the Ex-Dividend Date for such distribution. Once the Company has given such notice, Holders may surrender Notes for conversion at any time until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Date and the Company’s announcement that such distribution will not take place, even if the Notes are not otherwise convertible at such time.

(c) The initial Conversion Rate shall be 71.9748 shares of Common Stock per $1,000 principal amount of Notes. The Conversion Rate shall be subject to adjustment in accordance with Sections 10.06 through 10.15.

(d) A Holder may convert a portion of the principal amount of a Note if such portion is $1,000 principal amount or an integral multiple of $1,000 principal amount. Provisions of the Indenture that apply to conversion of all of a Note also apply to conversion of a portion of such Note.

(e) If the Notes shall be convertible in accordance with this Section 9.01, the Company shall provide written notice to the Trustee, the Conversion Agent (if other than the Trustee) and Holders, at the addresses appearing on the Registrar’s books, and the Company shall publicly announce, through a reputable national newswire service, that the Notes have become convertible, stating, among other things:

(i) the event causing the Notes to become convertible;

(ii) the time during which the Notes shall be convertible as a result of that event;

(iii) if that event is a transaction described under Section 9.01(b)(iii) or Section 9.01(b)(iv), the anticipated effective date of the transaction; and

(iv) the procedures Holders must follow to convert their Notes, including the name and address of the Conversion Agent.

The Company shall mail the notice, and make the public announcement, as soon as practicable, but in no event later than the open of business on the Business Day immediately following the date the Notes become convertible as a result of the event.

Section 9.02 Conversion Procedure and Payment Upon Conversion.

(a) To convert a Note, a Holder must (1) complete and manually sign the Conversion Notice, with appropriate signature guarantee, or facsimile of the Conversion Notice and deliver the completed Conversion Notice to the Conversion Agent, (2) surrender the Note to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) pay the amount of interest, if any, required by Section 9.02(e), and (5) pay any tax or duty if required pursuant to Section 9.04. If a Holder holds a beneficial interest in a Global Note, to convert such Note, the Holder must comply with clauses (4) and (5) above and the Depositary’s procedures for converting a beneficial interest in a Global Note.

Upon conversion of a Holder’s Note, the Company shall pay or deliver, as the case may be, through the Conversion Agent, shares of Common Stock (together with cash in lieu of any fractional share), cash, or a combination thereof (together with cash in lieu of any fractional share) as set forth in this Section 9.02(a). The Company shall inform Holders in writing through the Trustee of its election to deliver shares of Common Stock (together with cash in lieu of any fractional share), pay cash or deliver and pay, as the case may be, a combination thereof (together with cash in lieu of any fractional share) upon conversion of any Notes (and the Specified Cash Amount, if applicable, as described in the immediately succeeding paragraph):

(i) in respect of Notes converted during the period beginning on, and including, the twenty-second (22nd) Business Day immediately preceding the Maturity Date and ending on, and including the Business Day immediately preceding the Maturity Date, no later than the twenty-third (23rd) Business Day immediately preceding the Maturity Date; and

(ii) in all other cases, no later than two Business Days following the applicable Conversion Date.

If, in respect of any conversion of Notes, the Company has not irrevocably elected Net Share Settlement (as described in Section 9.02(b)), and the Company does not give notice (including notice of the Specified Cash Amount, if applicable) within the time periods described in the immediately preceding sentence as to how it intends to settle its conversion obligation with respect to such Notes, the Company shall satisfy such conversion obligation by delivering solely shares of Common Stock (other than solely cash in lieu of any fractional share).

If the Company chooses to satisfy a portion (but not all) of its conversion obligation by paying cash (other than solely cash in lieu of any fractional share), or if the Company has irrevocably elected Net Share Settlement as described in Section 9.02(b), the Company shall notify the converting Holder(s) during the periods set forth in the immediately preceding paragraph of the amount to be satisfied in cash as a fixed dollar amount per $1,000 principal amount of Notes (the “Specified Cash Amount”); provided that if the Company has previously irrevocably elected

Net Share Settlement as described in Section 9.02(b), the Specified Cash Amount must be at least equal to $1,000. If, subsequent to the Company irrevocably electing Net Share Settlement or electing to satisfy a portion (but not all) of its conversion obligation by paying cash (other than solely cash in lieu of any fractional share), the Company fails to timely notify converting Holders of the Specified Cash Amount, the Specified Cash Amount shall be deemed to be $1,000.

The Company shall treat all converting Holders with the same Conversion Date in the same manner. Except for any conversion that occurs on or after the twenty-second (22nd) Business Day immediately preceding the Maturity Date, the Company shall not, however, have any obligation to settle conversions occurring on different Conversion Dates in the same manner.

If the Company elects to settle any conversion of Notes by delivering solely shares of Common Stock (other than solely cash in lieu of fractional shares) or if the Company has irrevocably elected Full Physical Settlement as described in Section 9.02(c), such settlement shall occur within three Business Days of the relevant Conversion Date. Except upon conversion in connection with a Common Stock Change Make-Whole Fundamental Change where the consideration for Common Stock is comprised entirely of cash as described in Section 9.15(c), any settlement of a conversion of the Notes made entirely or partially in cash (other than solely cash in lieu of fractional shares) (including if the Company has irrevocably elected Net Share settlement as described in Section 9.02(b)) shall occur on the third Business Day immediately following the final Trading Day of the applicable Cash Settlement Period.

The amount of cash and number of Common Stock, as the case may be, due upon conversion of Notes shall be determined as follows:

(1) If the Company elects to satisfy its entire conversion obligation by delivering shares of Common Stock or if the Company has irrevocably elected Full Physical Settlement as described in Section 9.02(c), the Company shall deliver to each converting Holder a number of shares of Common Stock equal to (i) (A) the aggregate principal amount of Notes to be converted, divided by (B) $1,000 multiplied by (ii) the Conversion Rate in effect on the relevant Conversion Date (provided that the Company shall deliver cash in lieu of fractional shares as described in Section 9.03).

(2) If the Company elects to satisfy its entire conversion obligation by paying cash, the Company shall pay to each converting Holder, for each $1,000 principal amount of Notes so converted, cash in an amount equal to the sum of the Daily Conversion Values for each of the twenty (20) consecutive Trading Days in the relevant Cash Settlement Period.

(3) Subject to the sixth paragraph of this Section 9.02(a), if the Company elects to satisfy the conversion obligation by delivering or paying, as the case may be, a combination of shares of Common Stock and cash, or if the Company has irrevocably elected Net Share Settlement pursuant to Section 9.02(b), the Company shall deliver to each converting Holder, for each $1,000 principal amount of Notes so converted, cash and shares of Common Stock equal to the sum of the Daily Settlement Amounts for each of the twenty (20) consecutive Trading Days in the relevant Cash Settlement Period.

The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the applicable Cash Settlement Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash deliverable in lieu of fractional shares (if any), the Company shall notify the Trustee and the Conversion Agent of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash deliverable in lieu of fractional shares (if any). The Trustee and the Conversion Agent shall have no responsibility for any such determination.

(b) Subject to the sixth paragraph of Section 9.02(a), at any time on or prior to the twenty-third (23rd) Business Day immediately preceding the Maturity Date, the Company may irrevocably elect to satisfy its conversion obligation with respect to all Notes converted after the date of such election by delivering cash up to the aggregate principal amount of Notes to be converted, and shares of Common Stock, cash or a combination thereof in respect of the remainder, if any, of the conversion obligation (“Net Share Settlement”). Such election (a “Net Share Settlement Election”) shall be in the Company’s sole discretion and shall not require the consent of Holders. Upon making a Net Share Settlement Election, the Company shall promptly (i) issue a press release and use its reasonable best efforts to post such information on its website or otherwise publicly disclose this information or (ii) provide written notice to Holders by mailing such notice to Holders at their addresses shown in the register of the Registrar, or if such Notes are held in book-entry form through the Depositary, through the applicable notice procedures of the Depositary.

(c) Subject to the sixth paragraph of Section 9.02(a), at any time on or prior to the twenty-third (23rd) Business Day immediately preceding the Maturity Date, the Company may irrevocably elect to satisfy its conversion obligation with respect to all Notes converted after the date of such election by delivering solely shares of Common Stock (other than solely cash in lieu of fractional shares) in respect of the conversion obligation (“Full Physical Settlement”). Such election (a “Full Physical Settlement Election”) shall be in the Company’s sole discretion and shall not require the consent of Holders. Upon making a Full Physical Settlement Election, the Company shall promptly (i) issue a press release and use its reasonable best efforts to post such information on its website or otherwise publicly disclose this information or (ii) provide written notice to Holders by mailing such notice to Holders at their addresses shown in the register of the Registrar, or if such Notes are held in book-entry form through the Depositary, through the applicable notice procedures of the Depositary.

(d) A Holder receiving shares of Common Stock upon conversion shall not be entitled to any rights as a holder of Common Stock, including, among other things, the right to vote and receive dividends and notices of shareholder meetings, until the close of business on the Conversion Date (if the Company delivers solely shares of Common Stock in respect of the conversion obligation, other than solely cash in lieu of fractional shares delivered pursuant to Section 9.03, or if the Company has irrevocably elected Full Physical Settlement as described in Section 9.02(c)) or the close of business on the last Trading Day of the relevant Cash Settlement Period (if the Company delivers cash in respect of a portion (but not all) of the conversion obligation pursuant to Section 9.02(a), other than solely cash in lieu of any fractional shares delivered pursuant to Section 9.03, or if the Company has irrevocably elected Net Share Settlement as described in Section 9.02(b)). On and after the Conversion Date with respect to a conversion of a Note pursuant hereto, all rights of the Holder of such Note shall terminate, other than the right to receive the consideration deliverable upon conversion of such Note as provided herein.

(e) Except as provided in the Notes or in this Article 9, no payment or adjustment will be made for accrued interest on a converted Note or for dividends on any Common Stock issued on or prior to conversion, and accrued interest, if any, will be deemed to be paid by the consideration paid to the Holder upon conversion. On conversion of a Note, accrued interest, if any, with respect to the converted Note shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares), or cash or a combination of cash and Common Stock in lieu thereof, in exchange for the Note being converted pursuant to the provisions hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares), or cash or a combination of cash and Common Stock in lieu thereof, shall be treated as delivered, to the extent thereof, first in exchange for accrued interest, if any, and the balance, if any, of the fair market value of such Common Stock (and any such cash payment in lieu of fractional shares), or cash in lieu thereof, shall be treated as delivered in exchange for the remaining principal payments due on the Note being converted pursuant to the provisions hereof. If any Holder surrenders a Note for conversion after the close of business on the Record Date for the payment of an installment of interest and prior to the open of business on the next Interest Payment Date, then, notwithstanding such conversion, the full amount of interest payable with respect to such Note on such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of record of such Note at the close of business on such Record Date; provided, however, that such Note, when surrendered for conversion, must be accompanied by payment in cash to the Conversion Agent on behalf of the Company of the full amount equal to the interest payable on such Interest Payment Date on the portion so converted; provided further, however, that such payment to the Conversion Agent described in the immediately preceding proviso in respect of a Note surrendered for conversion shall not be required with respect to a Note that (i) the Company has specified a Redemption Date that is after an Interest Record Date but on or prior to the corresponding Interest Payment Date (i) is surrendered for conversion after the close of business on the Record Date immediately preceding the Maturity Date or (ii) is surrendered for conversion after the close of business on a Record Date for the payment of an installment of interest and on or before the open of business on the related Interest Payment Date, where, pursuant to Section 4.07, the Company has specified, a Fundamental Change Repurchase Date that is after such Record Date and on or before such Interest Payment Date; provided further that, if the Company shall have, prior to the Conversion Date with respect to a Note, defaulted in a payment of interest on such Note, then in no event shall the Holder of such Note who surrenders such Note for conversion be required to pay such defaulted interest or the interest that shall have accrued on such defaulted interest pursuant to Section 3.07 of the Base Indenture or otherwise (it being understood that nothing in this Section 9.02(e) shall affect the Company’s obligations under Section 3.07 of the Base Indenture).

(f) If a Holder converts more than one Note at the same time, the number of full shares of Common Stock issuable upon such conversion, if any, shall be based on the total principal amount of all Notes converted.

(g) Upon surrender of a Note that is converted in part, the Trustee shall authenticate for the Holder a new Note equal in principal amount to the unconverted portion of the Note surrendered.

(h) If the last day on which a Note may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Note may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

Section 9.03 Cash In Lieu Of Fractional Shares.

The Company will not issue a fractional share of Common Stock upon conversion of a Note. Instead, the Company shall pay cash in lieu of fractional shares based on the Closing Sale Price of the Common Stock on the Conversion Date (if the Company delivers solely shares of the Common Stock to satisfy its conversion obligation, other than solely cash in lieu of fractional shares, or if the Company has irrevocably elected Full Physical Settlement pursuant to Section 9.02(c)) or the Closing Sale Price of Common Stock on the last Trading Day of the relevant Cash Settlement Period (if the Company delivers cash to satisfy a portion, but less than all, of its conversion obligation, other than solely cash in lieu of any fractional shares, or if the Company has irrevocably elected Net Share Settlement pursuant to Section 9.02(b)).

Section 9.04 Taxes On Conversion.

If a Holder converts its Note, the Company shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue, if any, of Common Stock upon the conversion. However, such Holder shall pay any such tax or duty that is due because such shares are issued in a name other than such Holder’s name. The Conversion Agent may refuse to deliver a certificate representing the Common Stock to be issued in a name other than such Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax or duty that will be due because such shares are to be issued in a name other than such Holder’s name.

Section 9.05 Company To Provide Common Stock.

The Company shall at all times reserve out of its authorized but unissued Common Stock or Common Stock held in its treasury enough shares of Common Stock to permit the conversion, in accordance herewith, of all of the Notes (assuming, for such purposes, that the Company has previously elected Full Physical Settlement pursuant to Section 9.02(c)). The shares of Common Stock, if any, due upon conversion of a Global Note shall be delivered by the Company in accordance with the Depositary’s customary practices.

All shares of Common Stock that may be issued upon conversion of the Notes shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim.

The Company shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Notes and shall list such shares on each national securities exchange or automated quotation system on which the shares of Common Stock are listed.

Section 9.06 Adjustment Of Conversion Rate.

The Conversion Rate shall be subject to adjustment from time to time, without duplication, upon the occurrence of any of the following events:

(a) If the Company issues shares of Common Stock as a dividend or distribution on the shares of Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be;

CR’ =	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be; and

OS’ =	the number of shares of Common Stock outstanding immediately after such dividend or distribution, or such share split or share combination, as the case may be.

Any adjustment made under this Section 9.06(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as the case may be. If any dividend or distribution of the type described in this Section 9.06(a) is declared but not so paid or made, or any share split or combination of the type described in this Section 9.06(a) is announced but the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or not to split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.

(b) If the Company distributes to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period expiring not more than sixty (60) days immediately following the record date of such distribution, to purchase or subscribe for shares of Common Stock, at a price per share less than the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution, the Conversion Rate shall be increased based on the following formula:

where

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR’ =	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

OS0 =	the number of shares of Common Stock that are outstanding immediately prior to the open of business on the Ex-Dividend Date for such distribution;

X =	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

Any increase made under this Section 9.06(b) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. The Company shall not issue any such rights, options, or warrants in respect of Common Stock held in treasury by the Company. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such Ex-Dividend Date for such distribution had not occurred.

In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such average of the Closing Sale Prices for the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors. In no event shall the Conversion Rate be decreased pursuant to this Section 9.06(b).

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other of its assets, securities or property, but excluding (i) dividends or distributions covered by Sections 10.06(a) and 10.06(b), (ii) dividends or distributions paid exclusively in cash covered by Section 9.06(d), and (iii) Spin-Offs to which the provisions set forth in the latter portion of this Section 9.06(c) shall apply (any of such shares of Capital Stock, indebtedness or other assets, securities or property, the “Distributed Assets”), to all or substantially all holders of Common Stock, then, in each such case the Conversion Rate shall be increased based on the following formula:

where

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR’ =	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

SP0 =	the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =	the fair market value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets, securities or property distributable with respect to each outstanding share of Common Stock as of the open of business on the Ex-Dividend Date for such distribution.

If the Board of Directors determines “FMV” for purposes of this Section 9.06(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as the holders of the Common Stock, the amount and kind of Distributed Assets that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 9.06(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this Section 9.06(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, where such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the Spin-Off) on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate in effect immediately before the close of business on the tenth (10th) Trading Day immediately following, and including, the Ex-Dividend Date of the Spin-Off shall be increased based on the following formula:

where

CR0 =	the Conversion Rate in effect immediately prior to the close of business on the tenth (10th) Trading Day immediately following, and including, the Ex-Dividend Date for the Spin-Off;

CR’ =	the Conversion Rate in effect immediately after the close of business on the tenth (10th) Trading Day immediately following, and including, the Ex-Dividend Date for the Spin-Off;

FMV0 =	the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock over the first ten (10) consecutive Trading Day period immediately following, and including, the Ex-Dividend Date for the Spin-Off; and

MP0 =	the average of the Closing Sale Prices of the Common Stock over the first ten (10) consecutive Trading Day period immediately following, and including, the Ex-Dividend Date for the Spin-Off.

The increase to the Conversion Rate under the preceding paragraph shall become effective at the close of business on the tenth (10th) Trading Day immediately following, and including, the Ex-Dividend Date for the Spin-Off; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the ten (10) Trading Days immediately following and including, the Ex-Dividend Date of any Spin-Off, references in the portion of this Section 9.06(c) related to Spin-Offs to ten (10) consecutive Trading Days shall be deemed replaced with such lesser number of consecutive Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date for such conversion. If the Ex-Dividend Date for the Spin-Off is less than ten (10) Trading Days prior to, and including, the end of the Cash Settlement Period in respect of any conversion, references with respect to ten (10) Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Rates in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, the last Trading Day of such Cash Settlement Period.

Subject in all respects to Section 9.14, rights, options or warrants distributed by the Company to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (i) are deemed to be transferred with such

Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 9.06(c) (and no adjustment to the Conversion Rate under this Section 9.06(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 9.06(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of the Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 9.06(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued.

For purposes of Section 9.06(a), Section 9.06(b) and this Section 9.06(c), any dividend or distribution to which this Section 9.06(c) is applicable that also includes one or both of:

(i) a dividend or distribution of shares of Common Stock to which Section 9.06(a) is applicable (the “Clause A Distribution”); or

(ii) a dividend or distribution of rights, options or warrants to which Section 9.06(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 9.06(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 9.06(c) with respect to such Clause C Distribution shall then be made and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 9.06(a) and Section 9.06(b) with respect thereto shall then be made, except that, if determined by the Board of Directors (I) the Ex-Dividend Date of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be” within the meaning of Section 9.06(a) or “outstanding immediately prior to the open of business on the Ex-Dividend Date for such distribution” within the meaning of Section 9.06(b).

In no event shall the Conversion Rate be decreased pursuant to this Section 9.06(c).

(d) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be increased based on the following formula:

where

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR’ =	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0 =	the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C =	the amount in cash per share of Common Stock the Company distributes to holders of its Common Stock.

Such increase shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of the Common Stock, the amount of cash such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such dividend or distribution.

In no event shall the Conversion Rate be decreased pursuant to this Section 9.06(d).

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, if the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where

CR0 =	the Conversion Rate in effect immediately prior to the close of business on the last Trading Day of the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR’ =	the Conversion Rate in effect immediately after the close of business on the last Trading Day of the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC =	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer);

OS’ =	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

SP’ =	the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this Section 9.06(e) shall occur at the close of business on the tenth (10th) Trading Day immediately following, but excluding, the date such tender or exchange offer expires; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the ten (10) Trading Days immediately following, but excluding, the date that any such tender or exchange offer expires, references in this Section 9.06(e) to ten (10) Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date that such tender or exchange offer expires and the Conversion Date for such conversion. If the Trading Day immediately following the date the tender or exchange offer expires is less than ten (10) Trading Days prior to, and including, the end of the Cash Settlement Period in respect of any conversion, references to ten (10) Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Rates in respect of such conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day immediately following the date such tender or exchange offer expires to, and including, the last Trading Day of such Cash Settlement Period. In no event shall the Conversion Rate be decreased pursuant to this Section 9.06(e).

(f) Notwithstanding this Section 9.06 or any other provision of the Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related record date would be treated as the record holder of shares of Common Stock as of the related Conversion Date as described under Section 9.02 based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 9.06, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g) In addition to the foregoing adjustments in subsections (a), (b), (c), (d) and (e) above, the Company may, from time to time and to the extent permitted by law and the continued listing requirements of the NYSE, increase the Conversion Rate by any amount for a period of at least twenty (20) Business Days or any longer period as may be permitted or required by law, if the Board of Directors has made a determination, which determination shall be conclusive, that such increase would be in the best interests of the Company. Such Conversion Rate increase shall be irrevocable during such period. The Company shall give notice to the Trustee and cause notice of such increase to be mailed to each Holder at such Holder’s address as the same appears on the registry books of the Registrar, at least fifteen (15) days prior to the date on which such increase commences.

(h) Notwithstanding this Section 9.06 or any other provision of the Indenture or the Notes, if any Conversion Rate adjustment becomes effective, or any Ex-Dividend Date for any issuance, dividend or distribution (relating to a required Conversion Rate adjustment) occurs, during the period beginning on, and including, the open of business on a Conversion Date and ending on, and including, the close of business on the last Trading Day of a related Cash Settlement Period (if the Company elects to satisfy the related conversion obligation by paying cash, in whole or in part, in respect thereof or if the Company has irrevocably elected Net Share Settlement pursuant to Section 9.02(b)), the Board of Directors shall make adjustments to the Conversion Rate and the amount of cash or number of shares of Common Stock issuable upon conversion of the Notes, as the case may be, as is be necessary or appropriate to effect the intent of this Section 9.06 and the other provisions of this Article 9 and to avoid unjust or inequitable results, as determined in good faith by the Board of Directors. Any adjustment made pursuant to this Section 9.06 shall apply in lieu of the adjustment or other term that would otherwise be applicable.

(i) All calculations under this Article 9 shall be made to the nearest cent or to the nearest one-millionth of a share, as the case may be. Adjustments to the Conversion Rate will be calculated to the nearest 1/10,000th.

Section 9.07 No Adjustment.

Notwithstanding anything herein or in the Notes to the contrary, in no event shall the Conversion Rate be adjusted:

(j) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities;

(k) upon the issuance of any shares of Common Stock or restricted stock, restricted stock units, non-qualified stock options, incentive stock options or any other options or rights (including stock appreciation rights) to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(l) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (b) above and outstanding as of the date the Notes were first issued;

(m) for accrued and unpaid Interest, if any;

(n) upon the repurchase of any shares of Common Stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in Section 9.06; or

(o) for a change in the par value of shares of Common Stock.

No adjustment in the Conversion Rate pursuant to Section 9.06 shall be required until cumulative adjustments amount to one percent (1%) or more of the Conversion Rate as last adjusted (or, if never adjusted, the initial Conversion Rate); provided, however, that any adjustments to the Conversion Rate, which by reason of this paragraph are not required to be made, shall be carried forward and taken into account in any subsequent adjustment to the Conversion Rate; provided further, that (i) on December 31 of each year and (ii) if the Notes have been converted pursuant to Section 9.01, then, in each case, any adjustments to the Conversion Rate that have been, and at such time remain, deferred pursuant to this Section 9.07 shall be given effect, and such adjustments, if any, shall no longer be carried forward and taken into account in any subsequent adjustment to the Conversion Rate.

No adjustment to the Conversion Rate need be made pursuant to Section 9.06 for a transaction (other than for share splits or share combinations pursuant to Section 9.06(a)) if the Company provides for each Holder to participate in the transaction, at the same time that holders of Common Stock participate in such transaction, without conversion, as if such Holder held a number of shares of Common Stock equal to a fraction whose numerator is the product of the Conversion Rate in effect on the Ex-Dividend Date or effective date, as applicable, of the transaction (without giving effect to any adjustment pursuant to Section 9.06 on account of such transaction) and the aggregate principal amount of Notes held by such Holder and whose denominator is one thousand dollars ($1,000).

Section 9.08 Other Adjustments.

In the event that, as a result of an adjustment made pursuant to Section 9.06 hereof, the Holder of any Note thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock other than Common Stock, thereafter the Conversion Rate of such other shares so receivable upon conversion of any Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article 9.

Section 9.09 Adjustments For Tax Purposes.

Except as prohibited by law the Company may (but is not obligated to) increase the Conversion Rate, in addition to those required by Section 9.06 hereof, as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company or to its shareholders will not be taxable to the recipients thereof or in order to avoid or diminish any such taxation.

Section 9.10 Notice Of Adjustment.

Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders at the addresses appearing on the Registrar’s books a notice of the adjustment and file with the Trustee an Officer’s Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

Section 9.11 Notice Of Certain Transactions.

In the event that:

(4) the Company takes any action, or becomes aware of any event, which would require an adjustment in the Conversion Rate,

(5) the Company takes any action that would require a supplemental indenture pursuant to Section 9.12, or

(6) there is a dissolution or liquidation of the Company,

the Company shall mail to Holders at the addresses appearing on the Registrar’s books and the Trustee a written notice stating the proposed record, effective or expiration date, as the case may be, of any transaction referred to in clause (1), (2) or (3) of this Section 9.11. The Company shall mail such notice at least twenty (20) calendar days (or, in the case of any event that would require an adjustment in the Conversion Rate pursuant to Section 9.06(b), 9.06(c), 9.06(d) or 9.06(e), thirty (30) Business Days) before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 9.11.

Section 9.12 Effect Of Reclassifications, Consolidations, Mergers, Binding Share Exchanges Or Sales On Conversion Privilege.

If the Company:

(i) reclassifies the Common Stock (other than a change only in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of Common Stock to which Section 9.06 applies);

(ii) is a party to a consolidation, merger or binding share exchange; or

(iii) sells, transfers, leases, conveys or otherwise disposes of all or substantially all of the consolidated property or assets of the Company,

in each case pursuant to which the Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property (any such event, a “Merger Event”) then, if a Holder converts its Notes on or after the effective date of any such transaction, subject to the Company’s right to settle all or a portion of its conversion obligation with respect to such Notes by paying cash (other than solely cash in lieu of any fractional share) as set forth in Section 9.02(a) and the Company’s right to irrevocably elect Net Share Settlement as set forth in Section 9.02(b), the Notes will be convertible into the same type (and same proportions) of consideration received by holders of Common Stock in such transaction (“Reference Property”) and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 9.01(i) providing for such change in the right to convert the Notes; provided, however, that at and after the effective time of the Merger Event, (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 9.02 and (B)(I) any amount payable in cash upon conversion of the Notes in accordance with Section 9.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 9.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such Merger Event and (III) the Volume-Weighted Average Price shall be calculated based on the value of a unit of Reference Property that a holder of one share of Common Stock would have received in such Merger Event.

If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

The supplemental indenture referred to in the first sentence of this Section 9.12 shall provide for adjustments of the Conversion Rate that shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article 9. If, in the case of any such consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the stock or other securities and property (including cash)

receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a Person other than the successor or purchasing Person, as the case may be, in such consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders as the Board of Directors in good faith shall reasonably determine necessary by reason of the foregoing (which determination shall be described in a Board Resolution). The provisions of this Section 9.12 shall similarly apply to successive consolidations, mergers, binding share exchanges, sales, transfers, leases, conveyances or dispositions.

The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 9.12.

None of the foregoing provisions shall affect the right of a Holder to convert its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 9.01 and Section 9.02 prior to the effective date of such Merger Event.

In the event the Company shall execute a supplemental indenture pursuant to this Section 9.12, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any such Merger Event and any adjustment to be made with respect thereto.

Section 9.13 Trustee’s Disclaimer.

The Trustee has no duty to determine when an adjustment under this Article 9 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officer’s Certificate with respect thereto that the Company is obligated to file with the Trustee pursuant to Section 9.10 hereof. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes, and the Trustee shall not be responsible for the failure by the Company to comply with any provisions of this Article 9.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 9.12, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officer’s Certificate with respect thereto that the Company is obligated to file with the Trustee pursuant to Section 9.12 hereof.

Section 9.14 Rights Distributions Pursuant To Shareholders’ Rights Plans.

Upon conversion of any Note or a portion thereof, the Company shall make provision such that the Holder thereof shall, to the extent such Holder is to receive shares of Common Stock upon such conversion, receive, in addition to, and concurrently with the delivery of, such shares of Common Stock upon conversion, the rights described in any future shareholders’ rights plan(s) of the Company then in effect, unless the rights have separated from the Common Stock prior to the time of conversion, in which case the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of Common Stock, Distributed Assets as described in Section 9.06(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 9.15 Increased Conversion Rate Applicable To Certain Notes Surrendered In Connection With Make-Whole Fundamental Changes.

(a) Notwithstanding anything herein to the contrary, the Conversion Rate applicable to each Note that is surrendered for conversion, in accordance with this Article 9, at any time during the period (the “Make-Whole Conversion Period”) from, and including, the effective date (the “Effective Date”) of a Make-Whole Fundamental Change (which Effective Date the Company shall disclose in the written notice and public announcement referred to in Section 9.15(e)) to, and including, the date that is thirty (30) Business Days after such Effective Date (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change, the Fundamental Change Repurchase Date corresponding to such Fundamental Change) shall be increased to an amount equal to the Conversion Rate that would, but for this Section 9.15, otherwise apply to such Note pursuant to this Article 9, plus an amount equal to the Make-Whole Applicable Increase.

(b) As used herein, “Make-Whole Applicable Increase” shall mean, with respect to a Make-Whole Fundamental Change, the amount, set forth in the following table, which corresponds to the Effective Date and the Applicable Price of such Make-Whole Fundamental Change:

Applicable Stock Price

Effective Date	$9.75	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$17.50	$20.00	$22.50	$25.00	$27.50	$30.00	$35.00	$40.00	$45.00
November 1, 2016	30.5887	29.2110	24.4927	20.7758	17.8054	15.4007	13.4320	9.8549	7.5235	5.9373	4.8180	4.0015	3.3863	2.5317	1.9678	0.0000
November 1, 2017	30.5887	28.5400	23.5891	19.6992	16.5969	14.0936	12.0560	8.4046	6.1015	4.6058	3.6064	2.9178	2.4267	1.7880	1.3933	0.0000
November 1, 2018	30.5887	28.0350	22.8555	18.7925	15.5400	12.8914	10.7100	6.7531	4.3170	2.8791	2.0488	1.5622	1.2617	0.9237	0.7335	0.0000
November 1, 2019	30.5887	27.3200	21.8836	17.7750	14.6377	12.2179	10.3340	6.7531	4.3170	2.8791	2.0488	1.5622	1.2617	0.9237	0.7335	0.0000
November 1, 2020	30.5887	26.4310	20.2282	15.6200	12.1992	9.6579	7.7673	4.8583	3.3785	2.5627	2.0488	1.5622	1.2617	0.9237	0.7335	0.0000
November 1, 2021	30.5887	26.4310	18.5564	12.6367	8.3908	5.5307	3.7220	1.6829	1.0230	0.7520	0.6136	0.5265	0.4633	0.3714	0.3053	0.0000
May 1, 2022	30.5887	26.4310	18.5564	11.3583	4.9485	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

provided, however, that:

(i) if the actual Applicable Price of such Make-Whole Fundamental Change is between two (2) Applicable Prices listed in the table above under the column titled “Applicable Price,” or if the actual Effective Date of such Make-Whole Fundamental Change is between two Effective Dates listed in the table above in the row immediately below the title “Effective Date,” then the Make-Whole Applicable Increase for such Make-Whole Fundamental Change shall be determined by linear interpolation between the Make-Whole Applicable Increases set forth for such higher and lower Applicable Prices, or for such earlier and later Effective Dates based on a three hundred and sixty five (365) day year, as applicable;

(ii) if the actual Applicable Price of such Make-Whole Fundamental Change is greater than $45.00 per share (subject to adjustment in the same manner as the Applicable Prices pursuant to Section 9.15(b)(iii)), or if the actual Applicable Price of such Make-Whole Fundamental Change is less than $9.75 per share (subject to adjustment in the same manner as the Applicable Prices pursuant to Section 9.15(b)(iii)), then the Make-Whole Applicable Increase shall be equal to zero (0);

(iii) if an event occurs that requires, pursuant to this Article 9 (other than solely pursuant to this Section 9.15), an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, each Applicable Price set forth in the table above under the column titled “Applicable Price” shall be deemed to be adjusted so that such Applicable Price, at and after such time, shall be equal to the product of (1) such Applicable Price as in effect immediately before such adjustment to such Applicable Price and (2) a fraction whose numerator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and whose denominator is the Conversion Rate to be in effect, in accordance with this Article 9, immediately after such adjustment to the Conversion Rate;

(iv) each Make-Whole Applicable Increase amount set forth in the table above shall be adjusted in the same manner, for the same events and at the same time as the Conversion Rate is to be adjusted pursuant to Section 9.06 through Section 9.14; and

(v) in no event shall the Conversion Rate applicable to any Note be increased pursuant to this Section 9.15 to the extent, but only to the extent, such increase shall cause the Conversion Rate applicable to such Note to exceed 102.5635 shares per $1,000 principal amount (the “Maximum Conversion Rate”); provided, however, that the Maximum Conversion Rate shall be adjusted at the same time and in the same manner in which, and for the same events for which, the Conversion Rate is to be adjusted pursuant to this Article 9.

(c) Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change pursuant to Section 9.01(b)(iii), the Company shall, at its option, satisfy its conversion obligation by delivering or paying, as the case may be, shares of Common Stock (together with cash in lieu of any fractional share), cash or a combination of cash and shares of Common Stock (together with cash in lieu of any fractional share) in accordance with Section 9.02; provided, however, that if at the effective time of a Common Stock Change Make-Whole Fundamental Change the consideration for the Common Stock is comprised entirely of cash, for any conversion of Notes following the Effective Date of such Common Stock Change Make-Whole Fundamental Change, the conversion obligation shall be calculated based solely on the Applicable Price for the transaction and shall be deemed to be an amount equal to, per $1,000 principal amount of converted Notes, the applicable Conversion Rate (including any Make-Whole Applicable Increase), multiplied by such Applicable Price. In such event, the cash due upon conversion shall be determined and paid to Holders in cash on the third Business Day following the Conversion Date.

(d) As used herein, “Applicable Price” shall have the following meaning with respect to a Make-Whole Fundamental Change: (a) if such Make-Whole Fundamental Change constitutes a Common Stock Change Make-Whole Fundamental Change and the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for the Common Stock in such Common Stock Change Make-Whole Fundamental Change consists solely of cash, then the “Applicable Price” with respect to such Common Stock Change Make-Whole Fundamental Change shall be equal to the cash amount paid per share of Common Stock in such Common Stock Change Make-Whole Fundamental Change and (b) in all other circumstances, the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the average of the Closing Sale Prices of the Common Stock for the five (5) consecutive Trading Days immediately preceding, but excluding, the Effective Date of such Make-Whole Fundamental Change, which average shall be appropriately adjusted by the Board of Directors, in its good faith determination, to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the Ex-Dividend Date of such event occurs, at any time during such five (5) consecutive Trading Days.

(e) At least thirty (30) Business Days before the anticipated Effective Date of each proposed Make-Whole Fundamental Change, the Company shall mail to each Holder, in accordance with Section 12.02, written notice of, and shall publicly announce, through a reputable national newswire service, the anticipated Effective Date of such proposed Make-Whole Fundamental Change. Each such notice and announcement shall also state that, in connection with such Make-Whole Fundamental Change, the Company shall increase, in accordance herewith, the Conversion Rate applicable to Notes entitled as provided herein to such increase (along with a description of how such increase shall be calculated and the time periods during which Notes must be surrendered in order to be entitled to such increase). No later than the third Business Day after the Effective Date of each Make-Whole Fundamental Change, the Company shall mail, in accordance with Section 10.02, written notice of, and shall publicly announce, through a reputable national newswire service, such Effective Date and the Make-Whole Applicable Increase applicable to such Make-Whole Fundamental Change.

(f) For avoidance of doubt, the provisions of this Section 9.15 shall not affect or diminish the Company’s obligations, if any, pursuant to Article 4 with respect to a Make-Whole Fundamental Change.

(g) Nothing in this Section 9.15 shall prevent an adjustment to the Conversion Rate pursuant to Section 9.06 in respect of a Make-Whole Fundamental Change.

ARTICLE 10

MISCELLANEOUS

Section 10.01 Trust Indenture Act Controls. If any provision of the Indenture limits, qualifies, or conflicts with another provision that is required to be included in the Indenture by the TIA, the required provision shall control.

Section 10.02 Notices. Any request, demand, authorization, notice, waiver, consent or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission to the following facsimile numbers:

if to the Company:

Helix Energy Solutions Group, Inc.

3505 West Sam Houston Parkway North, Suite 400

Houston, Texas 77043

Attn: General Counsel

Facsimile: 281-618-0505

With a copy to (which copy shall be delivered as an accommodation and shall not be required to be delivered in satisfaction of any requirement hereof):

Locke Lord LLP

600 Travis Street, Suite 2800

Houston, Texas 77002

Attn: David F. Taylor

Facsimile: (713) 223-3717

if to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

2 North LaSalle Street, Suite 1020

Chicago, IL 60602

Attn: Corporate Trust Division – Corporate Finance Unit

Fax: 312-827-8542

The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Securityholder shall be delivered to the Securityholder, in accordance with the procedures of the Registrar or by first-class mail, postage prepaid, at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee; provided, however, that no notice to the Trustee shall be deemed to be duly given unless and until the Trustee actually receives same at the address given above.

If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

The Trustee shall have the right, but shall not be required, to rely upon and comply with notices, instructions, directions or other communications sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such notices, instructions, directions or other communications. The Company agrees to assume all risks arising out of the use of such electronic methods to submit notices, instructions, directions or other communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties. The Company shall use all reasonable endeavors to ensure that any such notices, instructions, directions or other communications transmitted to the Trustee pursuant to the Indenture are complete and correct. Any such notices, instructions, directions or other communications shall be conclusively deemed to be valid instructions from the Company to the Trustee for the purposes of the Indenture.

Section 10.03 Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under the Indenture or the Notes.

The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

Section 10.04 Separability Clause. In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.05 Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

Section 10.06 Execution as Supplemental Indenture. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, the Indenture shall be and be deemed to be modified and amended in accordance herewith, and all of the terms and conditions of this Supplemental Indenture shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

Section 10.07 Responsibility for Recitals, Etc.. The recitals herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity, sufficiency or adequacy of this Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or of the proceeds thereof. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Base Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.

Section 10.08 Governing Law. This Supplemental Indenture and each Note shall be governed by and construed in accordance with the laws of the State of New York.

Section 10.09 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, and by each party hereto on separate counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Signatures of the parties hereto transmitted by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall be deemed to be their original signatures for all purposes.

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.

HELIX ENERGY SOLUTIONS GROUP, INC.

By:	/s/ Anthony Tripodo
Name:	Anthony Tripodo
Title:	Executive Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Teresa Petta
Name:	Teresa Petta
Title:	Vice President

SIGNATURE PAGE TO

SUPPLEMENTAL INDENTURE

EXHIBIT A

[FORM OF FACE OF GLOBAL NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

HELIX ENERGY SOLUTIONS GROUP, INC.

4.25% Convertible Senior Notes Due 2022

CUSIP: 42330P AH0 ISSUE DATE: November 1, 2016 No. R-1	Principal Amount: $125,000,000

HELIX ENERGY SOLUTIONS GROUP, INC., a Minnesota corporation, promises to pay to Cede & Co. or registered assigns, the principal amount of 125 Million Dollars ($125,000,000), on May 1, 2022.

Interest Rate: 4.25% per year.

Interest Payment Dates: May 1 and November 1 of each year, commencing May 1, 2017.

Interest Record Date: April 15 and October 15 of each year.

Reference is hereby made to the further provisions of this Note set forth on the reverse side of this Note, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dates: November 1, 2016

HELIX ENERGY SOLUTIONS GROUP, INC.

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee, certifies that this is one

of the Notes referred to in the

within-mentioned Indenture.

By

Authorized Signatory

Dated: November 1, 2016

[FORM OF REVERSE OF GLOBAL NOTE]

4.25% Convertible Senior Notes Due 2022

This Note is one of a duly authorized issue of 4.25% Convertible Senior Notes Due 2022 (the “Notes”) of Helix Energy Solutions Group, Inc., a Minnesota corporation (including any successor corporation under the Indenture hereinafter referred to, the “Company”), issued under an Indenture, dated as of November 1, 2016 (the “Base Indenture”), as supplemented by a First Supplemental Indenture, dated as of November 1, 2016 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The terms of the Note include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”), and those set forth in this Note. This Note is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture unless otherwise indicated.

1. Interest.

The Notes shall bear interest on the principal amount thereof at a rate of 4.25% per year.

Interest shall be payable semi-annually in arrears on each Interest Payment Date to Holders at the close of business on the preceding Interest Record Date. Interest shall be computed on the basis of a 360-day year comprised of twelve 30 day months.

The Company shall pay Interest to the Securityholder of record on the Interest Record Date even if the Company elects to redeem or Securityholders elect to require the Company to repurchase, the Notes on a date that is after an Interest Record Date but on or prior to the corresponding Interest Payment Date. In that instance, the Company shall pay accrued and unpaid Interest on the Notes being redeemed to, but not including, the Redemption Date or the Fundamental Change Repurchase Date, as the case may be, to the Securityholder of record on the Interest Record Date.

If the principal amount of any Note, or any accrued and unpaid Interest, are not paid when due (whether upon acceleration pursuant to Section 7.02 of the Indenture, upon the date set for payment of the Conversion Price Trigger Redemption Price pursuant to Section 5 hereof, upon the date set for payment of the Fundamental Change Repurchase Price pursuant to Section 6 hereof, upon the Stated Maturity of the Notes, or upon the Interest Payment Dates), then in each such case the overdue amount shall, to the extent permitted by law, bear cash interest at the rate of 4.25% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable in cash on demand but if not so demanded shall be paid quarterly to the Holders on the last day of each quarter.

2. Method of Payment.

Except as provided below, the Company will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Notes, which amounts shall be paid (A) in the case this Note is a Global Note, by wire transfer of immediately available funds to the account designated by the Depositary or its nominee; (B) in the case this Note is a Certificated Note held by a Holder of more than five million dollars ($5,000,000) in aggregate principal amount of Notes, by wire transfer of immediately available funds to the account specified by such Holder or, if such Holder does not specify an account, by mailing a check to the address of such Holder set forth in the register of the Registrar; and (C) in the case this Note is a Certificated Note held by a Holder of five million dollars ($5,000,000) or less in aggregate principal amount of Notes, by mailing a check to the address of such Holder set forth in the register of the Registrar.

At Stated Maturity, the Company shall pay Interest on Certificated Notes at the Company’s office or agency maintained for that purpose, which initially shall be the office or agency of the Trustee located at 101 Barclay Street, New York, NY 10286.

Subject to the terms and conditions of the Indenture, the Company shall make payments in cash in respect of Conversion Trigger Redemption Prices, Fundamental Change Repurchase Prices, and at Stated Maturity to Holders who surrender Notes to a Paying Agent to collect such payments in respect of the Notes. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3. Reserved.

4. Indenture.

The Notes are general unsecured obligations of the Company limited to $125,000,000 aggregate principal amount. The Company may, without the consent of the Holders, reopen the Indenture and issue additional Notes with the same terms and with the same CUSIP number as the Notes in an unlimited aggregate principal amount, provided that no such additional Notes may be issued unless they are fungible for United States Federal income tax purposes. The Notes and any such additional Notes would be treated as a single class for all purposes under the Indenture and would vote together as one class on all matters with respect to the Notes.

The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5. Redemption at the Option of the Company.

No sinking fund is provided for the Notes. On or after November 1, 2019, the Company, at its option, may redeem (a “Conversion Price Trigger Redemption”) the Notes for U.S. legal tender (“cash”) at any time, in whole or in part, upon not less than 30 nor more than 60 days’ notice by mail, if the Closing Sale Price of the Common Stock has been at least 130% of the Conversion Price then in effect on (x) the Trading Day immediately preceding the date on which the Company provides a notice of redemption and (y) for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date on which the Company provides a notice of redemption in accordance with Section 4.03 of the Supplemental Indenture. The redemption price for each $1,000 principal amount of Notes to be redeemed (the “Conversion Price Trigger Redemption Price”) shall be payable in cash and shall be equal to the sum of (i) 100% of the principal amount of the Notes to be redeemed, plus (ii) accrued and unpaid interest, if any, to, but excluding, the Redemption Date, plus (iii) the Make-Whole Premium (as defined in the Indenture). The Company must make these Make-Whole Premium payments on all Notes called for redemption prior to the Maturity Date, including Notes subject to redemption that are converted after the date the Company delivered a notice of redemption.

In no event shall any Note be redeemable before November 1, 2019.

6. Purchase By the Company at the Option of the Holder.

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase the Notes held by such Holder after the occurrence of a Fundamental Change for a Fundamental Change Repurchase Price equal to the principal amount of those Notes plus accrued and unpaid Interest, if any, on those Notes up to, but not including, the Fundamental Change Repurchase Date.

Holders have the right to withdraw any Fundamental Change Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If cash sufficient to pay the Fundamental Change Repurchase Price of all Notes or portions thereof to be purchased as of the Fundamental Change Repurchase Date, as the case may be, is deposited with the Paying Agent, Interest shall cease to accrue on such Notes (or portions thereof) on and following such Fundamental Change Repurchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Fundamental Change Repurchase Price upon surrender of such Note.

7. Notice of Redemption.

Notice of redemption pursuant to Section 5 of this Note shall be mailed at least 30 days before the Redemption Date to each Holder to be redeemed at the Holder’s registered address. If money sufficient to pay the Conversion Trigger Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately on and after such Redemption Date, Interest shall cease to accrue on such Notes or portions thereof. Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

8. Conversion.

Upon the occurrence of certain events and during certain periods, the Notes shall be convertible into cash, shares of Common Stock, or a combination thereof in accordance with Article 9 of the Supplemental Indenture. To convert a Note, a Holder must satisfy the requirements of Section 9.02(a) of the Supplemental Indenture. A Holder may convert a portion of a Note if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount.

Notwithstanding anything herein to the contrary, no Note may be converted after the close of business on the Business Day immediately preceding the Maturity Date.

Upon conversion of a Note, the Holder thereof shall be entitled to receive the cash, shares of Common Stock, or a combination thereof, payable upon conversion in accordance with Article 9 of the Supplemental Indenture.

The initial Conversion Rate is 71.97487 shares of Common Stock per $1,000 principal amount of Notes (which results in an effective initial Conversion Price of approximately $13.89 per share) subject to adjustment in the event of certain circumstances as specified in the Indenture. The Company will deliver cash in lieu of any fractional share.

The Conversion Rate applicable to each Note that is surrendered for conversion, in accordance with the Notes and Article 9 of the Supplemental Indenture, at any time during the Make-Whole Conversion Period with respect to a Make-Whole Fundamental Change shall be increased to an amount equal to the Conversion Rate that would, but for Section 9.15 of the Supplemental Indenture, otherwise apply to such Note pursuant to Article 9 of the Supplemental Indenture, plus an amount equal to the Make-Whole Applicable Increase.

9. Paying Agent, Conversion Agent and Registrar.

Initially, the Trustee shall act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

10. Denominations; Transfer; Exchange.

The Notes are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or any Notes in respect of which a Fundamental Change Repurchase Notice has been given and not withdrawn (except, in the case of a Note to be purchased in part, the portion of the Note not to be purchased).

11. Persons Deemed Owners.

The registered holder of this Note may be treated as the owner of this Note for all purposes.

12. Unclaimed Money or Notes.

The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable abandoned property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

13. Amendment; Waiver.

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes and (ii) certain Events of Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Notes (i) to add guarantees with respect to the Notes, (ii) to remove any guarantee added to the Notes pursuant to clause (i), unless such guarantee is required pursuant to Section 6.01(a) of the Supplemental Indenture, (iii) to add to the covenants of the Company for the benefit of the Holders, (iv) to surrender any right or power conferred upon the Company in the Indenture, (v) to provide for conversion rights of Holders if any reclassification or change of the Common Stock or any consolidation, merger or sale of all or substantially all of the Company’s assets occurs, (vii) to provide for the assumption by a Successor Person of the Company’s obligations to the Holders in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article 6 of the Supplemental Indenture, (viii) to provide for uncertificated Notes in addition to or in place of Certificated Notes; provided, however, that uncertificated Notes are issued in registered form for U.S. Federal income tax purposes, (ix) to change the Conversion Rate in accordance with the Indenture; provided, however, that any increase in the Conversion Rate other than pursuant to Article 9 of the Supplemental Indenture shall not adversely affect the interests of the Holders (after taking into account U.S. federal income tax and other consequences of such increase), (x) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, (xi) to cure any ambiguity or to correct or supplement any provision in the Indenture that may be inconsistent with any other provision in the Indenture or that is otherwise defective; provided, however, that any such change or modification does not, in the good faith opinion of the Board of Directors (as evidenced by a Board Resolution) and the Trustee, adversely affect the interests of the Holders in any material respect, (xii) to add or modify any other provisions of the Indenture with respect to matters or questions arising under the Indenture that the Company and the Trustee may deem necessary or desirable and that, in the good faith opinion of the Board of Directors (as evidenced by a Board Resolution) and the Trustee, shall not adversely affect the interests of the Holders in any material respect, (xiii) to establish the form of Notes if issued in definitive form and (xiv) to evidence and provide for the acceptance of the appointment under the Indenture of a successor Trustee.

14. Defaults and Remedies.

If any Event of Default with respect to Notes shall occur and be continuing, the principal amount of the Notes and any accrued and unpaid Interest on all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

15. Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16. Calculations in Respect of Notes.

The Company or its agents shall be responsible for making all calculations called for under the Notes including, but not limited to, determination of the market prices for the Notes and of the Common Stock, and the Conversion of the Notes. Any calculations made in good faith and without manifest error shall be final and binding on all Holders. The Company or its agents shall be required to deliver to each of the Trustee and the Conversion Agent a schedule of its calculations and each of the Trustee and Conversion Agent shall be entitled to conclusively rely upon the accuracy of such calculations without independent verification.

17. U.S. Federal Income Tax Treatment.

The Company, and each Holder and beneficial owner of a Note, agree to treat the Notes as indebtedness for U.S. federal income tax purposes.

18. No Recourse Against Others.

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

19. Authentication.

This Note shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Note.

20. Abbreviations.

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21. Governing Law.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS NOTE.

22. Copy of Indenture.

The Company shall furnish to any Securityholder upon written request and without charge a copy of the Indenture that has in it the text of this Note in larger type. Requests may be made to:

Helix Energy Solutions Group, Inc.

3505 West Sam Houston Parkway North Suite 400

Houston, TX 77043

Attn: General Counsel

Facsimile No.: 281-618-0505

ASSIGNMENT FORM	CONVERSION NOTICE

To assign this Note, fill in the form below:	To convert this Note, check the box ☐

I or we assign and transfer this Note to

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

To convert only part of this Note, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

If you want the stock certificate made out in another person’s name fill in the form below:

(Insert the other person’s soc. sec. tax ID no.)

(Print or type other person’s name, address and zip code)

Date:                  Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guaranteed

Participant in a Recognized Signature

Guarantee Medallion Program

By:
Authorized Signatory

SCHEDULE OF INCREASES AND DECREASES

OF GLOBAL NOTE

Initial Principal Amount of Global Note: 125 Million Dollars ($125,000,000).

Date	Amount of Increase in Principal Amount of Global Note	Amount of Decrease in Principal Amount of Global Note	Principal Amount of Global Note After Increase or Decrease	Notation by Registrar or Note Custodian

EXHIBIT B

[FORM OF FACE OF CERTIFICATED NOTE]

HELIX ENERGY SOLUTIONS GROUP, INC.

4.25% Convertible Senior Notes Due 2022

CUSIP: 42330P AH0

ISSUE DATE: November 1, 2016	Principal Amount: $[ ]

No. R-1

HELIX ENERGY SOLUTIONS GROUP, INC., a Minnesota corporation, promises to pay to                      or registered assigns, the principal amount of                     , on May 1, 2022.

Interest Rate: 4.25% per year.

Interest Payment Dates: May 1 and November 1 of each year, commencing May 1, 2017.

Interest Record Date: April 15 and October 15 of each year.

Reference is hereby made to the further provisions of this Note set forth on the reverse side of this Note, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dates: November 1, 2016	HELIX ENERGY SOLUTIONS GROUP, INC.

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee, certifies that this is one

of the Notes referred to in the

within-mentioned Indenture.

By
Authorized Signatory

Dated: November 1, 2016

[FORM OF REVERSE OF CERTIFICATED NOTE IS IDENTICAL TO

EXHIBIT A]

EXHIBIT C

HELIX ENERGY SOLUTIONS GROUP, INC.

NOTICE OF REDEMPTION

[DATE]

Cusip Number: 42330P AH0*

To the Holders of the 4.25% Convertible Senior Notes Due 2022

issued by Helix Energy Solutions Group, Inc.:

Helix Energy Solutions Group, Inc. (the “Issuer”) by this written notice hereby exercises, pursuant to Section 4.01 of that certain Indenture, dated as of November 1, 2016 (the “Base Indenture”), as supplemented by a First Supplemental Indenture, dated as of November 1, 2016 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), between the Issuer and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”) its right to redeem $[        ] of its 4.25% Convertible Senior Notes Due 2022 (the “Notes”). All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

Notice is hereby given pursuant to Section 4.03 of the Supplemental Indenture of the following:

1. Redemption Date: [                    ,         ]

2. Conversion Price Trigger Redemption Price: $[            ]

3. Conversion Rate: Each $1,000 principal amount of the Notes is convertible at your option into [insert number of shares] shares of the Issuer’s common stock, no par value (the “Common Stock”), subject to adjustment, during the period described below.

4. In order to receive payment of the [Conversion Price Trigger Redemption/Fundamental Change Repurchase] Price or the Conversion Price, as applicable, the Notes must be surrendered to the Paying Agent or the Conversion Agent, as applicable, at the appropriate address set forth below, by such method as you deem appropriate. If you mail your Notes, we recommend that for your own protection you may want to use registered mail, return receipt requested.

By First Class/Registered/Certified Mail	By Express/Overnight Delivery	By Hand or In Person
The Bank of New York Mellon Trust Company, N.A. [_______________ _______________ Attn: ____________]	The Bank of New York Mellon Trust Company, N.A. [_______________ _______________ Attn: ____________]	The Bank of New York Mellon Trust Company, N.A. [_______________ _______________ Attn: ____________]

*	The CUSIP numbers have been assigned to this issue by Standard & Poor’s Corporation and are included solely for the convenience of the Holders. Neither the Issuer nor the Trustee is responsible for the selection or use of the CUSIP number and no representation is hereby made regarding the correctness or accuracy of CUSIP number on the Notes.

5. The Notes called for redemption may be converted at your option at any time from the date of this Notice of Redemption until 5:00 p.m. on the Business Day immediately prior to the Redemption Date set forth above.

6. The Notes called for redemption and not converted at your election prior to 5:00 p.m. on the Business Day immediately prior to Redemption Date set forth above shall be redeemed on the Business Day immediately following such Redemption Date.

7. If you elect to convert your Notes, you must satisfy the requirements for conversion set forth in your Notes.

8. In order for you to collect the Conversion Price Trigger Redemption Price, the Notes called for redemption must be surrendered by you by (i) effecting book entry transfer of the Notes or (ii) delivering Certificated Notes, together with necessary endorsements, as the case may be to the appropriate address set forth below, by such method as you deem appropriate. If you mail your Notes, we recommend that for your own protection you may want to use registered mail, return receipt requested.

By First Class/Registered/Certified Mail	By Express/Overnight Delivery	By Hand or In Person
The Bank of New York Mellon Trust Company, N.A. [_______________ _______________ Attn: ____________]	The Bank of New York Mellon Trust Company, N.A. [_______________ _______________ Attn: ____________]	The Bank of New York Mellon Trust Company, N.A. [_______________ _______________ Attn: ____________]

9. [The Notes bearing the following Certificate Number(s) in the principal amount set forth below opposite such Certificate Number(s) are being redeemed:

Certificate Number(s)        Principal Amount]

10. Unless the Company defaults in making the payment of the Conversion Price Trigger Redemption Price owed to you, Interest on your Notes called for redemption shall cease to accrue on and after the Redemption Date.

PLEASE TAKE FURTHER NOTICE that, all payments of the [Conversion Price Trigger Redemption/Fundamental Change Repurchase] Price or Conversion Price, as applicable, in respect of the Notes shall be payable only to the extent that the requisite funds have actually been received or are being held by the Trustee in respect of the Notes, and the Trustee shall have no obligation to make any such payments to a holder of any Note except in respect of such funds.

Any questions regarding the foregoing may be directed to the Issuer, at:

Helix Energy Solutions Group, Inc.

3505 West Sam Houston Parkway North, Suite 400

Houston, Texas 77043

Attention: General Counsel

HELIX ENERGY SOLUTIONS GROUP, INC.

IMPORTANT TAX INFORMATION

Under current United States federal income tax law, an agent making payments on the Notes may be obligated to withhold payments to a Holder. Holders who are United States persons as defined in the Internal Revenue Code of 1986, as amended, who wish to avoid the application of these provisions should submit a completed IRS Form W-9 when presenting the Notes for payment. Holders who are not United States persons should submit an appropriate IRS Form W-8.

EXHIBIT D

HELIX ENERGY SOLUTIONS GROUP, INC.

NOTICE OF OCCURRENCE

OF FUNDAMENTAL CHANGE

[DATE]

Cusip Number: 42330P AH0*

To the Holders of the 4.25% Convertible Senior Notes Due 2022

(the “Notes”) issued by Helix Energy Solutions Group, Inc.:

Helix Energy Solutions Group, Inc. (the “Issuer”) by this written notice hereby notifies you, pursuant to Section 4.07 of that certain Supplemental Indenture, dated as of November 1, 2016 (the “Supplemental Indenture”) to that certain Indenture, dated as of November 1, 2016 (the “Base Indenture” and, together with the Supplemental Indenture, the “Indenture”), between the Issuer and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”) that a Fundamental Change (as such term and other capitalized terms used herein and not otherwise defined herein are defined in the Indenture) as described below has occurred. Included herewith is the form of Fundamental Change Repurchase Notice to be completed by you if you wish to have your Notes repurchased by the Issuer.

1. Fundamental Change: [Insert brief description of the Fundamental Change and the date of the occurrence thereof].

2. Date by which Fundamental Change Repurchase Notice must be delivered by you to Paying Agent in order to have your Notes repurchased:

3. Fundamental Change Repurchase Date:

4. Fundamental Change Repurchase Price:

5. Paying Agent and Conversion Agent:

6. Conversion Rate: To the extent described in Item 7 below, each $1,000 principal amount of the Notes is convertible into [insert number of shares] shares of the Issuer’s common stock, no par value (the “Common Stock”), subject to adjustment.

7. The Notes as to which you have delivered a Fundamental Change Repurchase Notice to the Paying Agent may be converted if they are otherwise convertible pursuant to Article 9 of the Supplemental Indenture and the terms of the Notes only if you withdraw such Fundamental Change Repurchase Notice pursuant to the terms of the Indenture. You may be entitled to have your Notes converted into shares of Common Stock (or, at the option of the Issuer, cash or a combination of cash and shares of Common Stock):

*	The CUSIP numbers have been assigned to this issue by Standard & Poor’s Corporation and are included solely for the convenience of the Holders. Neither the Issuer nor the Trustee is responsible for the selection or use of the CUSIP number and no representation is hereby made regarding the correctness or accuracy of CUSIP number on the Notes.

(i) during any fiscal quarter commencing after December 31, 2016 (and only during such fiscal quarter), if the Closing Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) in the 30 Trading Day period ending on the last Trading Day of the preceding fiscal quarter was 130% or more of the Conversion Price on such last Trading Day;

(ii) if the Issuer has called the Notes for redemption; or

(iii) upon the occurrence of certain specified corporate transactions described in the Indenture.

8. In order for you to collect the Fundamental Change Repurchase Price, the Notes as to which you have delivered a Fundamental Change Repurchase Notice must be surrendered by you by (i) effecting book entry transfer of the Notes or (ii) delivering Certificated Notes, together with necessary endorsements, as the case may be to the appropriate address set forth below, by such method as you deem appropriate. If you mail your Notes, we recommend that for your own protection you may want to use registered mail, return receipt requested.

By First Class/Registered/Certified Mail	By Express/Overnight Delivery	By Hand or In Person
The Bank of New York Mellon Trust Company, N.A. [_______________ _______________ Attn: ____________]	The Bank of New York Mellon Trust Company, N.A. [_______________ _______________ Attn: ____________]	The Bank of New York Mellon Trust Company, N.A. [_______________ _______________ Attn: ____________]

9. The Fundamental Change Repurchase Price for the Notes as to which you have delivered a Fundamental Change Repurchase Notice and not withdrawn such Notice shall be paid promptly following the later of the Business Day immediately following such Fundamental Change Repurchase Date and the date you deliver such Notes to The Bank of New York Mellon Trust Company, N.A.

10. In order to have the Issuer repurchase your Notes, you must deliver the Fundamental Change Repurchase Notice attached hereto, duly completed by you with the information required by such Fundamental Change Repurchase Notice and deliver such Fundamental Change Repurchase Notice to the Paying Agent at any time from 9:00 a.m. on the date of the occurrence of the Change of Control until 5:00 p.m. on the Fundamental Change Repurchase Date.

11. In order to withdraw any Fundamental Change Repurchase Notice previously delivered by you to the Paying Agent, you must deliver to the Paying Agent, by 5:00 p.m. on the Fundamental Change Repurchase Date, a written notice of withdrawal specifying (i) the certificate number, if any, of the Notes in respect of which such notice of withdrawal is being submitted, (ii) the principal amount of the Notes in respect of which such notice of withdrawal is being submitted and (iii) if you are not withdrawing your Fundamental Change Repurchase Notice for all of your Notes, the principal amount of the Notes that still remain subject to the original Fundamental Change Repurchase Notice.

12. Unless the Issuer defaults in making the payment of the Fundamental Change Repurchase Price owed to you, Interest on your Notes as to which you have delivered a Fundamental Change Repurchase Notice shall cease to accrue on and after the Fundamental Change Repurchase Date.

PLEASE TAKE FURTHER NOTICE that, all payments of the [Conversion Price Trigger Redemption/Fundamental Change Repurchase] Price or Conversion Price, as applicable, in respect of the Notes shall be payable only to the extent that the requisite funds have actually been received or are being held by the Trustee in respect of the Notes, and the Trustee shall have no obligation to make any such payments to a holder of any Note except in respect of such funds.

Any questions regarding the foregoing may be directed to the Issuer, at:

Helix Energy Solutions Group, Inc.

3505 West Sam Houston Parkway North, Suite 400

Houston, Texas 77043

Attention: General Counsel

HELIX ENERGY SOLUTIONS GROUP, INC.

IMPORTANT TAX INFORMATION

Under current United States federal income tax law, an agent making payments on the Notes may be obligated to withhold payments to a Holder. Holders who are United States persons as defined in the Internal Revenue Code of 1986, as amended, who wish to avoid the application of these provisions should submit a completed IRS Form W-9 when presenting the Notes for payment. Holders who are not United States persons should submit an appropriate IRS Form W-8.

FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

To: [Name of Paying Agent]

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Helix Energy Solutions Group, Inc. (the “Issuer”) pursuant to Section 4.07 of that certain First Supplemental Indenture, dated as of November 1, 2016 (the “Supplemental Indenture”) to that certain Indenture, dated as of November 1, 2016 (the “Base Indenture” and, together with the Supplemental Indenture, the “Indenture”), between the Issuer and The Bank of New York Mellon Trust Company, N.A., as Trustee, and requests and instructs the Issuer to purchase the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Note and the Indenture at the Fundamental Change Repurchase Price, together with accrued and unpaid interest, to, but not including, the Fundamental Change Repurchase Date, to the registered Holder hereof.

Date:
Signature (s)

Signatures must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.
Signature Guaranty
Principal amount to be redeemed (in an integral Multiple of $1,000, if less than all):
Certificate number (if applicable):

NOTICE: The signature to the foregoing election must correspond to the name as written upon the face of this Note in every particular, without any alteration or change whatsoever.

EXHIBIT E

CONVERSION NOTICE

To convert this Note in accordance with the Indenture, check the box: ☐

To convert only part of this Note, state the principal amount to be converted (must be in multiples of $1,000):

$__________________

If you want the stock certificate representing the Common Stock, if any, issuable upon conversion made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Date:______________    Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Note)

Signature(s) guaranteed by:

(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

E-1